As filed with the Securities and Exchange Commission on March 12, 2019

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.

Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	94-1667468 (I.R.S. Employer Identification No.)

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison
Chairman of the Board of Directors and Chief Executive Officer
Comstock Resources, Inc.
5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
(972) 668-8800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack E. Jacobsen

Locke Lord LLP

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

(214) 740-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non‑accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e‑4(i) (Cross‑Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d‑1(d) (Cross Border Third‑Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
9.75% Senior Notes due 2026	$850,000,000	100%	$850,000,000	$103,020
Guarantees of 9.75% Senior Notes due 2026(2)	n/a	n/a	n/a	n/a
(1)	This registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Comstock Oil & Gas, LP	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	75-2272352
Comstock Oil & Gas-Louisiana, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	26-0012430
Comstock Oil & Gas GP, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	(not applicable)
Comstock Oil & Gas Investments, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	90-0155903
Comstock Oil & Gas Holdings, Inc.	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	75-2968982

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated March 12, 2019

Prospectus

Comstock Resources, Inc.

Offer to Exchange

Up to $850,000,000 aggregate principal amount of

9.75% Senior Notes due 2026

that have been registered under the Securities Act of 1933, as amended for a Like Principal Amount of

9.75% Senior Notes due 2026

(CUSIP Nos.  205677 AA5 and U2034P AA5)

The exchange offer will expire at 5:00 p.m., New York City time, on           , 2019, unless extended.

We are offering to exchange 9.75% Senior Notes due 2026 that have been registered under the Securities Act of 1933, as amended (“Securities Act”), which we refer to in this prospectus as the “Exchange Notes,” for any and all of our outstanding unregistered 9.75% Senior Notes due 2026 (CUSIP Nos.  205677 AA5 and  U2034P AA5) that were issued by Comstock Escrow Corporation (the “Escrow Issuer”), in a private placement and subsequently assumed by us pursuant to a merger with the Escrow Issuer, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the Exchange Notes for the Old Notes to satisfy our obligations under a registration rights agreement that we entered into with the purchasers of the Old Notes in connection with the issuance of the Old Notes to those purchasers. The Old Notes are, and the Exchange Notes will be, unconditionally guaranteed by all of our existing subsidiaries.

We will not receive any cash proceeds from this exchange offer. The issuance of the Exchange Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. Old Notes that are not exchanged for Exchange Notes in this exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition, but is subject to certain customary conditions.

Upon expiration of the exchange offer, all Old Notes that have been validly tendered and not withdrawn will be exchanged for an equal principal amount of Exchange Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement that we entered into with the initial purchasers of the Old Notes and do not have the right to additional interest under the circumstances described in that registration rights agreement relating to our fulfillment of our registration obligations. The Exchange Notes evidence the same debt as the Old Notes and are governed by the same indenture under which the Old Notes were issued.

The Old Notes are not listed on any national securities exchange or quotation system and we do not intend to list the Exchange Notes on any national securities exchange or quotation system.

You may withdraw your tender of Old Notes at any time prior to the expiration of the exchange offer. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the Exchange Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

See “Risk Factors” beginning on page 8 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference.

We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for Exchange Notes. We are not making this exchange offer in any jurisdiction where the exchange offer is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying exchange offer transmittal documents filed by us with the SEC. We have not authorized any other person to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of the applicable document that contains that information. Our business, financial condition, results of operations and prospects may have changed since that date.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes. We have agreed in the letter of transmittal to make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus for use in connection with any such resale. See “Plan of Distribution.”

References in this prospectus to “Comstock,” the “Company,” “we,” “us,” “our,” or similar references refer to Comstock Resources, Inc., a Nevada corporation, and its subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. Such information is available without charge to holders of Old Notes upon written or oral request made to:

Comstock Resources, Inc.

Attention: Roland O. Burns, President

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Telephone number: (972) 668-8800

To ensure timely delivery of any requested information, holders of Old Notes must make any request no later than              , 2019, which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

i

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding registrants, including us, that file electronically with the SEC. We also maintain a website at http://www.crkfrisco.com; however, the information contained on our website does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC in other documents. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 1, 2019; and

•	our Current Report on Form 8-K/A filed with the SEC on October 30, 2018.

We are also incorporating by reference all future documents filed by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K) after the date of the initial registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the later of (i) the termination or completion of the exchange offer and (ii) the termination of the period of time described under “Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the Exchange Notes.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

This prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospctus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

Comstock Resources, Inc.

Attention: Roland O. Burns, President

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Telephone number: (972) 668-8800

Except as expressly stated herein, no information contained in, or that can be accessed through, our website is incorporated by reference into this prospectus, and no such information should be considered a part of this prospectus.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including the documents incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are identified by their use of terms such as “expect,” “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe” and similar terms. All statements, other than statements of historical or current facts, included or incorporated by reference in this prospectus, are forward-looking statements, including statements regarding:

•	amount and timing of future production of oil and natural gas;

•	amount, nature and timing of capital expenditures;

•	the number of anticipated wells to be drilled after the date hereof;

•	the availability of exploration and development opportunities;

•	our financial or operating results;

•	our cash flow and anticipated liquidity and leverage;

•	operating costs including lease operating expenses, administrative costs and other expenses;

•	finding and development costs;

•	our business strategy; and

•	other plans and objectives for future operations.

Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by a number of factors, including, among others:

•	the risks described in "Risk Factors" and elsewhere in this report;

•	the volatility of prices and supply of, and demand for, oil and natural gas;

•	the numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and actual future production rates and associated costs;

•	our ability to successfully identify, execute or effectively integrate future acquisitions;

•	the usual hazards associated with the oil and natural gas industry, including fires, well blowouts, pipe failure, spills, explosions and other unforeseen hazards;

•	our ability to effectively market our oil and natural gas;

•	the availability of rigs, equipment, supplies and personnel;

•	our ability to discover or acquire additional reserves;

•	our ability to satisfy future capital requirements;

•	changes in regulatory requirements;

•	general economic conditions, status of the financial markets and competitive conditions; and

•	our ability to retain key members of our senior management and key employees.

iii

SUMMARY

This summary highlights information included or incorporated by reference in this prospectus. Because it is abbreviated, this summary may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the information presented under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” the documents incorporated by reference into this prospectus and our financial statements and related notes and the financial statements of the Bakken Shale Properties and the related notes included elsewhere in this prospectus before making an investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included or incorporated by reference in this prospectus.

Our Company

We are a disciplined, growth-oriented, independent energy company focused on creating value through the development of our substantial inventory of highly economic and low-risk drilling opportunities in the Haynesville and Bossier shale. Our common stock is listed and traded on the New York Stock Exchange under the symbol "CRK". Our principal executive offices are located at 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034 and our telephone number is (972) 668-8800.

Summary of the Exchange Offer

The following provides a summary of certain terms of the exchange offer. Please refer to the section “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and the section “Description of the Notes” for a more complete description of the terms of the Old Notes and Exchange Notes.

Old Notes	$850,000,000 in aggregate principal amount of 9.75% Senior Notes due 2026

Exchange Notes

Up to $850,000,000 in aggregate principal amount of 9.75% Senior Notes due 2026 which have terms that are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

Exchange Offer

We are offering to exchange the Exchange Notes for a like principal amount of Old Notes. Subject to the terms of this exchange offer, promptly following the termination of the exchange offer, we will exchange Exchange Notes for all Old Notes that have been validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we decide to extend it or terminate it early. We do not currently intend to extend the exchange offer.

Withdrawal Rights	You may withdraw the tender of your Old Notes at any time before the expiration date.

Conditions to Exchange Offer	This exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes

Since the Old Notes are represented by global book-entry notes, the Depository Trust Company (“DTC”), as depositary, or its nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for Exchange Notes.

In order to participate in the Exchange Offer, you must follow the procedures established by DTC for tendering Old Notes held in book-entry form. These procedures, which we call “ATOP” (“Automated Tender Offer Program”) procedures, require that (i) the exchange agent receive, prior to the expiration date of the Exchange Offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC has received (a) your instructions to exchange your Old Notes, and (b) your agreement to be bound by the terms of the accompanying letter of transmittal.

Please note that by signing, or agreeing to be bound by, the letter of transmittal, you will be making a number of important representations to us. See “The Exchange Offer—Eligibility; Transferability.”

Material United States Federal Income Tax Considerations	The exchange of Old Notes for Exchange Notes in the exchange offer generally should not constitute a taxable event for U.S. federal income tax purposes.

See “Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for Exchange Notes.

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of this exchange offer.

Registration Rights

Under the terms of the registration rights agreement that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the Exchange Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability

Based upon existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters issued to third parties, we believe that the Exchange Notes may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating or engaged in, do not intend to participate or engage in, and have no arrangement or understanding with any person to participate in, the distribution of the Exchange Notes issued to you;

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of Exchange Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to our exchange offer.

If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.

Each broker-dealer that receives Exchange Notes for its own account under the exchange offer in exchange for Old Notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes.

See “The Exchange Offer—Eligibility; Transferability” and “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes

Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain subject to the restrictions on transfer described in the Old Notes, and you will not be able to offer or sell the Old Notes except under an exemption from the requirements of the Securities Act or unless the Old Notes are registered under the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the Old Notes under the U.S. federal securities laws. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “The Exchange Offer—Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for Exchange Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes

Old Notes that are surrendered in exchange for Exchange Notes will be retired and cancelled by us upon receipt and will not be reissued. Accordingly, the issuance of the Exchange Notes under this exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	D.F. King & Co., Inc. is serving as the exchange agent for this exchange offer. See “The Exchange Offer—Exchange Agent” for the address and telephone number of the exchange agent.

Fees and Expenses	We will pay all expenses incident to the exchange offer. Please see “The Exchange Offer—Fees and Expenses” for more information regarding payment of fees and expenses related to the exchange offer.

Additional Documentation; Further Information; Assistance	Any questions of requests for assistance or additional documentation regarding the exchange offer may be directed to the exchange agent.

Summary of the Exchange Notes

The following provides a summary of certain terms of the Exchange Notes. The Exchange Notes have terms that are identical in all material respects to the terms of the Old Notes, except that the Exchange Notes are registered under the Securities Act and are generally not subject to transfer restrictions, are not entitled to registration rights under the registration rights agreement and do not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations. The Exchange Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. Please refer to the section “Description of the Notes” for a more complete description of the terms of the Exchange Notes. References in this prospectus to the “notes” include both the Old Notes and the Exchange Notes unless otherwise specified or the context otherwise requires.

Issuer	Comstock Resources, Inc.

Notes Offered	Up to $850,000,000 in aggregate principal amount of 9.75% Senior Notes due 2026.

Maturity Date	August 15, 2026.

Interest Rate and Payment Dates	9.75% per annum payable on February 15 and August 15 of each year, commencing on August 15, 2019.

Guarantees	The Exchange Notes will be fully and unconditionally guaranteed by all of our existing subsidiaries.

Ranking	The Exchange Notes and the guarantees will be our senior unsecured obligations and will:

•

rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including all of our borrowings and the guarantors’ guarantees under our existing credit facility;

•	rank senior in right of payment to all of our and the guarantors’ existing and future subordinated indebtedness;

•

be effectively subordinated in right of payment to all of our and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness (including indebtedness under our existing credit facility); and

•

be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities (including trade payables and preferred stock) of any of our subsidiaries that is not also a guarantor of the notes.

As of December 31, 2018, we and the guarantors would have had total consolidated indebtedness of $1.3 billion, consisting of (i) $850.0 million of the Old Notes and (ii) $450.0 million of secured indebtedness under our existing credit facility, and we would have had $250.0 million of available borrowing capacity under our existing credit facility.

Optional Redemption

At any time on or after August 15, 2021, we may redeem the notes, in whole or in part, at the redemption prices set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Prior to August 15, 2021, we may redeem all or a portion of the notes at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole,” plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time and from time to time prior to August 15, 2021, we may redeem up to 35% of the aggregate principal amount of the notes (including any additional notes) in an amount not greater than the net cash proceeds from certain equity offerings at the redemption price specified under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided that:

•     at least 65% of the aggregate principal amount of the notes remain outstanding immediately after the occurrence of such redemption; and

•     such redemption occurs within 180 days of the date of the closing of any such qualified equity offering.

Change of Control

If we experience a “Change of Control” (as defined under “Description of the Notes—Certain Definitions”), we must offer to purchase the notes at 101% of the aggregate principal amount of the notes, plus accrued interest, if any, to the date of purchase.

Asset Sales

If we or our restricted subsidiaries sell assets under certain circumstances, we will be required to make an offer to purchase a portion of the notes at their face amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Material Covenants—Limitation on Asset Sales.”

Material Covenants

The indenture that governs the notes contains certain material covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•     incur or guarantee additional indebtedness or issue disqualified capital stock;

•     pay dividends or make distributions in respect of capital stock;

•     repurchase or redeem capital stock;

•     prepay, redeem or repurchase subordinated debt;

•     make certain investments and other restricted payments;

•     create liens;

•     enter into transactions with affiliates;

•     sell assets;

•     issue or sell preferred stock of certain subsidiaries; and

•     engage in mergers or consolidations.

These covenants are subject to important exceptions and qualifications described under “Description of the Notes—Material Covenants.”

At any time when the notes are rated investment grade by both Moody’s Investor Service, Inc. (“Moody’s”) and S&P Global Ratings (“S&P”) and no default or event of default has occurred and is continuing under the indenture that governs the notes, we and our restricted subsidiaries will not be subject to many of the foregoing covenants. See “Description of the Notes—Covenant Suspension.”

Trustee	American Stock Transfer & Trust Company, a New York corporation.

Governing Law	The Exchange Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

Book-Entry Form

The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Prior Market

The Exchange Notes will be a new issue of securities with no established trading market. Although the Exchange Notes will be registered under the Securities Act, they will not be listed on any securities exchange. We cannot assure you that any market for the Exchange Notes will develop or, if one does develop, that it will be liquid. If the Exchange Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our credit rating, our operating performance and financial condition and other factors. As a result, we cannot ensure you that you will be able to sell any of the Exchange Notes at a particular time, at attractive prices, or at all.

Form and Denomination	The Exchange Notes are issuable only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Risk Factors

See “Risk Factors” beginning on page 8 of this prospectus, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

RISK FACTORS

In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below as well as the other information included or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated herein by reference. If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the Exchange Notes could decline, our ability to repay the Exchange Notes may be impaired, and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus.

Risks Related to Our Business

For a discussion of certain risks applicable to our business and operations, please refer to the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Risks Related to the Exchange Offer

If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.

We will only issue Exchange Notes in exchange for Old Notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. See “The Exchange Offer—Procedures for Tendering Old Notes.”

If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the certificates for your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.

The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to reduction in liquidity.

You may not receive Exchange Notes in the exchange offer if you do not properly follow the exchange offer procedures.

We will issue Exchange Notes in exchange for your Old Notes only if you properly tender the Old Notes before expiration of the exchange offer. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of Old Notes. If you are the beneficial holder of Old Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender on your behalf in accordance with the procedures described in this prospectus and the accompanying transmittal letter.

Some holders who exchange their Old Notes may be deemed to be underwriters.

Based on interpretations of the staff of the SEC contained in certain no action letters addressed to other parties, we believe that you may offer for resale, resell or otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of Exchange Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the Exchange Notes. If such a holder transfers any Exchange Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, such liability.

Risks Related to the Notes

Our substantial indebtedness could limit our flexibility, adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have a substantial amount of indebtedness. As of December 31, 2018, we and the guarantors had approximately $1.3 billion of indebtedness outstanding, consisting of $450.0 million of secured indebtedness under our existing credit facility and $850.0 million of the notes, and we had $250.0 million of additional secured indebtedness available for borrowing under our existing credit facility. We have demands on our cash resources in addition to interest expense and principal on the notes, including, among others, operating expenses, capital expenditures and interest and principal payments under our debt instruments, including the notes offered hereby.

Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it difficult for us to satisfy our obligations with respect to the notes and our other debt;
•	limit our ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other purposes;
•	make us more vulnerable to general adverse economic and industry conditions;
•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow for operations, acquisitions and other purposes;

•	expose us to the risk of increased interest rates as certain of our borrowings, including borrowings under our existing credit facility, are at variable rates of interest;
•	limit our flexibility in planning for, or reacting to, changes in market conditions, our business and the industry in which we operate;
•	place us at a competitive disadvantage compared to competitors that may have proportionately less indebtedness; and
•	increase our cost of borrowing.

We may incur substantial additional indebtedness in the future, including if future acquisition or development activities require us to alter our capitalization significantly. Our incurrence of additional indebtedness would intensify the risks described above. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, including the notes, and to satisfy our other liabilities depends on our financial condition and operating performance, which are subject to prevailing economic, capital markets and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. In addition, our ability to meet our debt service obligations may also be affected by changes in prevailing interest rates, as borrowings under our existing credit facility bear interest at floating rates. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The credit agreement that governs our existing credit facility and the indenture that governs the notes restrict our ability to dispose of assets and use the proceeds from those dispositions and may also restrict our ability to raise debt or equity capital to be used to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any debt service obligations then due. See “Description of Other Indebtedness” and “Description of the Notes”.

In addition, any failure to make scheduled payments of interest and principal on our outstanding indebtedness would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on terms acceptable to us, if at all.

Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, would materially and adversely affect our financial position and results of operations and our ability to satisfy our obligations under the notes.

If we cannot make scheduled payments on our debt, we will be in default and holders of the notes could declare all outstanding principal and interest to be due and payable, the lenders under our existing credit facility could terminate their commitments to loan money, and we could be forced into bankruptcy or liquidation. All of these events could result in your losing your investment in the notes.

The instruments governing our indebtedness contain various covenants limiting the discretion of our management in operating our business.

The indenture that governs the notes and our existing credit facility contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in activities that may be in our long-term best interest, including restrictions on our ability to:

•	incur or guarantee additional indebtedness or issue disqualified capital stock;
•	pay dividends or make distributions in respect of capital stock;
•	repurchase or redeem capital stock;
•	prepay, redeem or repurchase certain debt;
•	make certain investments and other restricted payments;
•	create liens;
•	enter into transactions with affiliates;
•	engage in sale/leaseback transactions;
•	sell assets;
•	issue or sell preferred stock of certain subsidiaries;
•	alter the business we conduct; and
•	engage in mergers or consolidations.

In addition, our existing credit facility requires us to maintain a maximum leverage ratio and minimum current ratio.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and our other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our existing credit facility that is not waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness.

In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our existing credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our existing credit facility to avoid being in default. If we breach our covenants under our existing credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our existing credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to our debt agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

Despite our current leverage, we may still be able to incur substantially more debt. This could further exacerbate the risks that we and our subsidiaries face.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of our existing credit facility and the indenture that governs the notes restricts, but not completely prohibit, us from doing so. As of December 31, 2018, we had approximately $250.0 million of availability under our existing credit facility. In addition, the indenture that governs the notes allows us to issue additional notes or other debt under certain circumstances which will also be guaranteed by the guarantors. The indenture that governs the notes allows us to incur certain other additional secured debt and will allow our subsidiaries which do not guarantee the notes to incur additional debt, which would be structurally senior to the notes. In addition, the indenture that governs the notes does not prevent us from incurring other liabilities that do not constitute indebtedness. See “Description of the Notes.” If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Any significant reduction in our borrowing base under our existing credit facility as a result of the periodic borrowing base redeterminations or otherwise may negatively impact our ability to fund our operations, and we may not have sufficient funds to repay borrowings under our existing credit facility if required as a result of a borrowing base redetermination.

Availability under our existing credit facility is subject to a borrowing base, which was initially set at $700.0 million and is redetermined on a semi-annual basis and is currently $700.0 million. Any significant reduction in our borrowing base as a result of such borrowing base redeterminations or otherwise may negatively impact our liquidity and our ability to fund our operations and, as a result, may have a material adverse effect on our financial position, results of operation and cash flow. Further if, the outstanding borrowings under our existing credit facility were to exceed the borrowing base as a result of any such redetermination, we would be required to repay the excess. We may not have sufficient funds to make such repayments. If we do not have sufficient funds and we are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we may have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our existing credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. A 100 basis point increase in the variable interest rate component of our borrowings as of December 31, 2018 would increase our annual interest expense by approximately $4.5 million. In the future, we may enter into interest rate swaps that involve the exchange of floating for fixed rate interest payments in order to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any swaps we enter into may not fully mitigate our interest rate risk.

We may not be able to satisfy our obligations to holders of the notes upon a change of control or certain asset sales.

Upon the occurrence of a “change of control,” as defined in the indenture that governs the notes, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. In addition, in connection with certain asset dispositions, we will be required to offer to purchase all of the notes then outstanding at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The source of funds for any such purchase of the notes will be our available cash or cash generated from operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control or any such asset disposition because we may not have sufficient financial resources, including the ability to arrange necessary financing on acceptable terms or at all, to purchase all of the notes that are tendered pursuant thereto. In addition, our existing credit facility contains, and our other debt may contain, restrictions that may limit or prohibit us from completing any such offers to purchase. Our failure to purchase, or to give notice of purchase of, the notes would be a default under the indenture that governs the notes and any such default could result in a default under certain of our other indebtedness, including our existing credit facility. In addition, a change of control may constitute an event of default under our existing credit facility. A default under our existing credit facility would result in an event of default under the indenture that governs the notes if the lenders accelerate the debt under our existing credit facility.

We may enter into transactions that would not constitute a change of control that could affect our ability to satisfy our obligations under the notes.

Legal uncertainty regarding what constitutes a change of control and the provisions of the indenture that governs the notes may allow us to enter into transactions such as acquisitions, refinancings or recapitalizations that would not constitute a change of control but may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of change of control for purposes of the notes includes phrases relating to the transfer of “all or substantially all” of our assets (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase notes as result of a transfer of less than all of our assets to another person may be uncertain. See “Description of the Notes—Change of Control.”

The notes and the guarantees are effectively subordinated to all of our and the guarantors’ secured indebtedness.

The notes are not secured. The borrowings under our existing credit facility are secured by liens on substantially all of our and the guarantors’ assets. If we or any of the guarantors declare bankruptcy, liquidate or dissolve, or if payment under our existing credit facility or any of our other secured indebtedness is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and would have a claim on those assets before the holders of the notes. As a result, the notes are effectively subordinated to our and the guarantors’ secured indebtedness to the extent of the value of the assets securing that indebtedness, and the holders of the notes would in all likelihood recover ratably less than the lenders of our and the guarantors’ secured indebtedness in the event of our bankruptcy, liquidation or dissolution. As of December 31, 2018, we and the guarantors had approximately $450.0 million of secured indebtedness outstanding to which the notes and the guarantees are effectively subordinated, and approximately $250.0 million of additional secured indebtedness is available for borrowing under our existing credit facility.

The notes are structurally subordinated to all indebtedness of our existing or future subsidiaries that are not, or do not become, guarantors of the notes.

The indenture that governs the notes does not require all of our subsidiaries to become guarantors of the notes. Non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes are structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of the subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of the subsidiary’s assets before we would be entitled to any payment. In addition, the indenture that governs the notes permits non-guarantor subsidiaries, subject to certain limitations, to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

Federal and state statutes allow courts, under specific circumstances, to avoid the guarantees and require noteholders to return payments received from the guarantors.

Creditors of any business are protected by fraudulent conveyance and transfer laws that differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by the guarantors. The guarantee may be avoided by a court, or subordinated to the claims of other creditors, if, among other things:

•	the indebtedness evidenced by the guarantees was incurred by a guarantor with actual intent to hinder, delay or defraud any present or future creditor of such guarantor; or
•	the guarantors did not receive fair consideration—or reasonably equivalent value—for issuing the guarantees, and the applicable guarantors:
(1)	were insolvent, or were rendered insolvent by reason of issuing the applicable guarantee,
(2)	were engaged or about to engage in a business or transaction for which the remaining assets of the applicable guarantor constituted unreasonably small capital, or
(3)	intended to incur, or believed that we or they would incur, indebtedness beyond our or their ability to pay as they matured.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for the guarantees if a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. Specifically, it may be asserted (and a court may consequently determine) that the guarantors incurred their guarantees for our benefit and did not themselves receive a direct or indirect benefit from the issuance of the notes, such that they incurred the obligations under the note guarantees for less than reasonably equivalent value or fair consideration. Therefore, a court could avoid the obligations under the guarantees, subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the notes.

If a court were to avoid the issuance of the guarantees, you would no longer have a claim against the applicable guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors or us, if any; accordingly, in the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. In addition, the court might direct you to repay any amounts that you already received from the guarantors or, with respect to the notes, any guarantee.

In addition, any payment by a guarantor pursuant to the guarantees made at a time when a guarantor were subsequently found to be insolvent could be avoided as a preferential transfer and required to be returned to a guarantor or to a fund for the benefit of the guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a hypothetical liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent transfer, fraudulent conveyance or preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer, fraudulent conveyance or preferential transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

•	the sum of our or such guarantor’s debts, including contingent liabilities, were greater than the fair value of all of its assets;
•

the present fair value of our or such guarantor’s assets were less than the amount that would be required to pay our or such guarantor’s probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we or a guarantor could not pay our or its debts as they become due.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes or the guarantees to other claims against us or the guarantors under the principle of equitable subordination, if the court determines that, among other things: (i) the holders of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Based upon financial and other information, we believe that the notes and guarantees are being incurred for proper purposes and in good faith and that we and each guarantor is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its indebtedness as they mature. We cannot assure you, however, that a court reviewing these matters would agree with us. A legal challenge may focus on the benefits, if any, realized by us or the guarantors as a result of the issuance of the notes or the guarantees.

Receipt of payment on the notes, as well as the enforcement of remedies under the guarantees, may be limited in bankruptcy or in equity.

An investment in the notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of the guarantors become a debtor subject to insolvency proceedings under the Bankruptcy Code, it is likely to result in delays in the payment of the notes and in the exercise of enforcement remedies under the notes or the guarantees. Provisions under the Bankruptcy Code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, substantive consolidation, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the notes.

If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the “cram-down” provision of the Bankruptcy Code. Under this provision, the notes could be restructured over your obligations as to their general terms, primarily interest rate and maturity.

Your ability to resell the Exchange Notes may be limited by a number of factors and the prices for the Exchange Notes may be volatile.

The Exchange Notes will be a new class of securities for which there currently is no established market, and we cannot assure you that any active or liquid trading market for the Exchange Notes will develop. We do not intend to apply for listing of the Exchange Notes on any securities exchange or on any automated dealer quotation system.

In addition, the market for non-investment grade indebtedness historically has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. The market for the Exchange Notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of your Exchange Notes.

If a market develops for the Exchange Notes, the trading price would depend on many factors, such as prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. You should be aware that you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

A ratings agency downgrade could lead to increased borrowing costs and credit stress.

If one or more rating agencies that rate the notes either assigns the notes a rating lower than the rating expected by the investors, or reduces its rating in the future, the market price of the notes, if any, would be adversely affected. Consequently, you may not be able to resell your notes without a substantial discount. In addition, if any of our other outstanding debt that is rated is downgraded, raising capital will become more difficult for us, borrowing costs under our existing credit facility and other future borrowings may increase and the market price of the notes, if any, may decrease.

Many of the covenants in the indenture that governs the notes will not apply to us if the notes are rated investment grade by both Moody’s and S&P.

Many of the covenants in the indenture that governs the notes will cease to apply to the notes during such time, if any, as the notes are rated investment grade by both Moody’s and S&P and no default or event of default has occurred and is continuing.

Although there can be no assurance that the notes will ever be rated investment grade, or if they are rated investment grade, that the notes will maintain these ratings, any suspension of the covenants under the indenture that governs the notes would allow us to engage in certain transactions that would not be permitted while these covenants were in effect. Such transactions may impair our ability to satisfy our obligations with respect to the notes. To the extent any suspended covenants are subsequently reinstated, any actions taken by us while the covenants were suspended would not result in a default or event of default under the indenture that governs the notes on the basis that such actions would have been prohibited by the covenants. While the suspended covenants will be reinstated if we fail to maintain investment grade ratings on the notes or in the event of a continuing default or event of default thereunder, during the suspension period holders of notes will not have the protection of these covenants and we will have greater flexibility to incur indebtedness and make restricted payments. See “Description of the Notes—Material Covenants—Covenant Suspension.”

If a bankruptcy petition were filed by or against us, holders of the notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture that governs the notes.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the notes, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

•	the original issue price for the outstanding notes; and
•	that portion of the original issue discount that does not constitute “unmatured interest” for purposes of the U.S. Bankruptcy Code.

Any original issue discount for U.S. federal income tax purposes on the notes that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture that governs the notes, even if sufficient funds are available.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement.  We will not receive any cash proceeds from the exchange offer. In consideration for issuing the Exchange Notes as contemplated by this prospectus, we will receive in exchange Old Notes in like principal amount. We intend to cancel all Old Notes received in exchange for Exchange Notes in the exchange offer. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding debt.

THE EXCHANGE OFFER

General

In connection with the issuance of the Old Notes, we entered into a registration rights agreement with the initial purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for Exchange Notes that are identical in all material respects with the Old Notes, except that:

•	the Exchange Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the Exchange Notes bear different CUSIP numbers from the Old Notes;

•	the Exchange Notes generally will not be subject to transfer restrictions;

•	the Exchange Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•

because the Exchange Notes will not be entitled to registration rights, holders of the Exchange Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The Exchange Notes will evidence the same debt as the Old Notes. Holders of the Exchange Notes will be entitled to the benefits of the indenture. Accordingly, the Exchange Notes and the Old Notes will be treated as a single series of debt securities under the indenture. Old Notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the indenture.

The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.

We will be deemed to have accepted validly tendered Old Notes when and if we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of this exchange offer, delivery of Exchange Notes will be made by the exchange agent promptly after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving Exchange Notes from us in exchange for such tendered and accepted Old Notes. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the certificates for any unaccepted Old Notes, at our expense, to the tendering holder promptly after the expiration of the exchange offer.

If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus, the tendering holder will not have to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “—Fees and Expenses.”

Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors—Risks Related to the Exchange Offer—If you do not properly tender your Old Notes, you will continue to hold unregistered Old Notes and your ability to transfer Old Notes will be adversely affected.”

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF

OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.

Registration Rights Agreement

The following provides a summary of certain terms of the registration rights agreement. This summary is qualified in its entirety by reference to the complete version of the registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the registration rights agreement that we entered into with the purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the Exchange Notes and undertake this exchange offer. This exchange offer is intended to satisfy the rights of holders of Old Notes under that registration rights agreement. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Under the terms of the registration rights agreement, we agreed, among other things, to:

•

file a registration statement with the SEC under the Securities Act with respect to a registered offer to exchange the Old Notes for substantially identical notes that do not contain transfer restrictions and will be registered under the Securities Act;

•	use our commercially reasonable efforts to cause that registration statement to become effective;

•	use our commercially reasonable efforts to cause the exchange offer to be consummated no later than 300 days after August 3, 2018.

The registration rights agreement also requires us to commence the exchange offer promptly after the effectiveness of the registration statement and to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes.

We also agreed to issue and exchange Exchange Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive an Exchange Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and Exchange Notes will be issued, only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We further agreed that under certain circumstances we would either file a shelf registration statement with the SEC or designate an existing effective shelf registration statement of ours that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.

Eligibility; Transferability

We are making this exchange offer in reliance on interpretations of the staff of the SEC set forth in several no-action letters provided to other parties. We have not sought our own no-action letter from the staff of the SEC with respect to this particular exchange offer. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving Exchange Notes, may offer for resale, resell or otherwise transfer the Exchange Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:

•	you are, or the person receiving the Exchange Notes is, acquiring the Exchange Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	you are not, nor is any such person, our affiliate as such term is defined under Rule 405 under the Securities Act;

•

you are not, or any such person is not, a broker-dealer registered under the Exchange Act, and you are not engaged in or such person is not engaged in, and do not intend to engage in, any distribution (within the meaning of the Securities Act) of the Exchange Notes; and

•	you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.

In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resale of the Exchange Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date, we will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by such broker-dealers.

Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the Exchange Notes in the ordinary course of business, (iii) who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes or (iv) who is a broker-dealer who purchased the Old Notes directly from us:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above;

•	will not be able to tender Old Notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Exchange Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time on         , 2019, which we refer to as the expiration date, unless we extend the exchange offer. If we extend the exchange offer, the expiration date will be the latest date and time to which the exchange offer is extended. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “—Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension, termination or amendment to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to holders of the Old Notes.

If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency.

If we terminate or withdraw the exchange offer, we will promptly pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any Exchange Notes for, any Old Notes, and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

•	such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•	we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our absolute discretion in whole or in part at any time and from time to time prior to the expiration date. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no Exchange Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the Exchange Notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “—Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering Old Notes

In order to participate in the Exchange Offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Old Notes, please call the exchange agent, whose address and phone number are set forth in “—Exchange Agent.”

All of the Old Notes were issued in book-entry form, and all of the Old Notes are currently represented by global certificates held for the account of DTC. Accordingly, DTC will be the only entity that can tender your Old Notes for Exchange Notes. Therefore, to tender Old Notes subject to the Exchange Offer and to obtain Exchange Notes you must:

•	comply with DTC’s ATOP procedures described below; and

•

the exchange agent must receive a timely confirmation of a book-entry transfer of the Old Notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted “agent’s message” (as defined below), before the expiration date of the Exchange Offer.

Following receipt, the exchange agent will establish an ATOP account with DTC for purposes of the Exchange Offer promptly after the commencement of the Exchange Offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into our ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, DTC must send an “agent’s message” to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer.

The term “agent’s message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the Exchange Offer, including the letter of transmittal, and that the agreement may be enforced against such participant.

Each agent’s message must include the following information:

•	name of the beneficial owner tendering such Old Notes;

•	account number of the beneficial owner tendering such Old Notes;

•	principal amount of Old Notes tendered by such beneficial owner; and

•	a confirmation that the beneficial owner of the Old Notes has made the representations for our benefit set forth under “—Representations” below.

The delivery of the Old Notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder. Such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the Exchange Offer.

The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the Exchange Offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it.

There is no procedure for guaranteed late delivery of the Old Notes.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered Old Notes in our sole discretion. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular Old Notes either before or after the expiration date. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders, unless otherwise provided in the accompanying letter of transmittal, promptly following the expiration date of the Exchange Offer.

Representations

By tendering Old Notes, each holder is deemed to have represented to us that:

•	any Exchange Notes that you receive will be acquired in the ordinary course of business;

•

you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Old Notes, you acquired those Exchange Notes as a result of market-making or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. For a withdrawal to be effective you must comply with the appropriate procedures of DTC’s ATOP system prior to 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes;

•	the principal amount of the Old Notes delivered for exchange;

•	specify the name and number of the account at DTC to be credited with the withdrawn Old Notes; and

•	a statement that such holder is withdrawing its election to have such Old Notes exchanged.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any Old Notes so withdrawn will be considered not to have been validly tendered for purposes of the applicable Exchange Offer, and no Exchange Notes will be issued in exchange for such Old Notes unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, promptly after withdrawal, rejection of tender or termination of the applicable Exchange Offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date of the Exchange Offer.

Exchange Agent

D.F. King & Co., Inc., has been appointed the exchange agent for this exchange offer. Letters of transmittal and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Mail, Overnight Courier, or Hand Delivery:	D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005

We will pay the exchange agent reasonable and customary fees for its services (including attorney’s fees) and will reimburse it for its reasonable, out-of-pocket expenses in connection with this exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes and issuance of the Exchange Notes. The principal solicitation is being made by mail. However, we may make additional solicitations by email, telephone or in person by our officers and employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	Exchange Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes under the circumstances described above is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	under a registration statement which has been declared effective under the Securities Act;

•

for so long as the Old Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the holder of the Old Notes and any person acting on its behalf reasonably believes is a “qualified institutional buyer” as defined in Rule 144A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•

under any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case subject to compliance with any applicable foreign, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the Exchange Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the Exchange Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer of Old Notes.

Additional Information Regarding the Registration Rights Agreement

As noted above, we are effecting the exchange offer to comply with the registration rights agreement. The registration rights agreement requires us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to become effective, and satisfy certain other obligations, within certain time periods.

In the event that:

•	the exchange offer is not completed by the 300th day following August 3, 2018;

•	a shelf registration statement, if required, has not been declared effective by the SEC on or prior to the 300th day after December 19, 2018; or

•

any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during which it is required by such to be kept effective without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective;

the interest rate on the Old Notes will be increased by a rate of 0.25% per annum immediately following such registration default and will increase by 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 1.00% per annum. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.

Our obligation to register the Exchange Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the Old Notes.

DESCRIPTION OF THE NOTES

On August 3, 2018, we issued $850.0 million in aggregate principal amount of our 9.75% Senior Notes due 2026, which we have referred to in this prospectus as the Old Notes. The Old Notes were issued in a private placement transaction to certain qualified institutional buyers, and as such, were not registered under the Securities Act. The Old Notes were issued under an indenture dated August 3, 2018, between the Escrow Issuer, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee, as modified by the First Supplemental Indenture thereto, pursuant to which the Company and the guarantors assumed the obligations under the indenture, which we have collectively referred to in this prospectus as the “indenture.” The term “notes” refers collectively to the Old Notes and the Exchange Notes. In this “Description of the Notes,” the term “CRI” refers only to Comstock Resources, Inc. and not any of its Subsidiaries.

The Exchange Notes will be issued under the indenture and will evidence the same debt as the Old Notes. The terms of the Exchange Notes are identical in all material respects to those of the Old Notes, except that:

•	the Exchange Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the Exchange Notes bear different CUSIP numbers from the Old Notes;

•	the Exchange Notes generally will not be subject to transfer restrictions;

•	the Exchange Notes will not be entitled to registration rights under the registration rights agreement or otherwise; and

•

because the Exchange Notes will not be entitled to registration rights, holders of the Exchange Notes will not have the right to additional interest under the circumstances described in the registration rights agreement relating to our fulfillment of our registration obligations.

The terms of the Exchange Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following provides a summary of certain terms of the indenture and the Exchange Notes. This summary is qualified in its entirety by reference to the complete version of the indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and to the form of Exchange Notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture and the form of Exchange Notes because those documents, not this summary description, define your rights as holders of the Exchange Notes. Whenever we refer to the defined terms of the indenture in this prospectus without defining them, the terms have the meanings given to them in the indenture. You must look to the indenture for the most complete description of the information summarized in this prospectus.

Principal, Maturity and Interest

The Company will issue $850.0 million in aggregate principal amount of the notes under the indenture on the Issue Date. Subject to compliance with the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock,” the Company may issue additional notes having identical terms and conditions to the notes offered hereby in an unlimited amount (the “Additional Notes”) from time to time under the indenture. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. Additional Notes will be treated as part of the same class as the notes offered hereby under the indenture for all purposes, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that Additional Notes will not be issued with the same CUSIP or ISIN, as applicable, as existing notes unless such Additional Notes are fungible with the existing notes for U.S. federal income tax purposes. Unless the context requires otherwise, references to “notes” for all purposes of the indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

The notes will mature on August 15, 2026. Interest on the Exchange Notes will accrue at the rate of 9.75% per annum from the Issue Date, or from the most recent interest payment date to which interest has been paid, payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2019, to the Persons in whose name the notes are registered in the note register at the close of business on February 1 or August 1 immediately preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Company in New York City maintained for such purpose, and the notes may be surrendered for transfer or exchange at the corporate trust office of the Trustee. No service charge will be made for any transfer, exchange or redemption of the notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be payable in connection therewith. The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The obligations of the Company under the notes will be jointly and severally guaranteed by the Subsidiary Guarantors. See “—Subsidiary Guarantees.”

Optional Redemption

The notes are not subject to optional redemption except as provided in this “Optional Redemption” section.

On or after August 15, 2021, the Company may on one or more occasions redeem the notes, in whole or in part, upon not less than 15 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Redemption Price
2021	107.313%
2022	104.875%
2023	102.438%
2024 and thereafter	100.000%

Notwithstanding the foregoing, prior to August 15, 2021, the Company may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of notes originally issued (calculated after giving effect to any issuance of Additional Notes), upon not less than 15 or more than 60 days’ notice, at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption), in an amount not greater than the Net Cash Proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of notes originally issued (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after such redemption (excluding notes held by the Company and its Subsidiaries) and that such redemption occurs within 180 days following the closing of any such Equity Offering.

In addition, prior to August 15, 2021, the Company may, on any one or more occasions, redeem the notes, in whole or in part, upon not less than 15 or more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

Selection and Notice

If less than all of the notes are to be redeemed at any time, selection of such notes for redemption will be made by the Trustee on a pro rata basis (or, in the case of notes in global form, the notes will be selected for redemption based on DTC’s applicable procedures); provided that no notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be delivered by first class mail at least 15 but not more than 60 days before the redemption date to each Holder of notes to be redeemed (with a copy to the Trustee) at its registered address (or to the extent permitted or required by applicable DTC procedures or regulations with respect to notes in global form, sent electronically), except that notices of redemption may be delivered or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. The Company may instruct the Trustee in an officer’s certificate to send the notice of redemption in the name of and at the expense of the Company; provided the Trustee receives such officer’s certificate at least two (2) Business Days (or such shorter time as the Trustee may agree) prior to the date such notice of redemption is to be sent. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. An Exchange Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. On and after the redemption date, interest will cease to accrue on such notes or portions thereof called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such notes to be redeemed.

Any redemption and notice thereof pursuant to the indenture may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including completion of an Equity Offering or other corporate transaction. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption or purchase date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date or by the redemption date as so delayed, or such notice or offer may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied or waived.

Offers to Purchase; Mandatory Redemption; Sinking Fund

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the notes. The Company may at any time and from time to time purchase notes in the open market or otherwise. However, as described below, (i) upon the occurrence of a Change of Control, the Company will be obligated to make an offer to purchase all of the notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date of purchase and (ii) upon certain sales or other dispositions of assets, the Company may be obligated to make offers to purchase the notes with a portion of the Net Available Cash of such sales or other dispositions at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date of purchase. See “—Material Covenants—Change of Control” and “—Material Covenants—Limitation on Asset Sales.”

Ranking

The Indebtedness evidenced by the notes and the Subsidiary Guarantees will be unsecured and will rank pari passu in right of payment with all Senior Indebtedness of the Company and the Subsidiary Guarantors, as the case may be, and senior in right of payment to all subordinated Indebtedness of the Company and the Subsidiary Guarantors, as the case may be. The notes, however, will be effectively subordinated to secured Indebtedness of the Company and its Subsidiaries to the extent of the value of the assets securing such Indebtedness, including Indebtedness under the Bank Credit Agreement, which is secured by a Lien on substantially all of the assets of the Company (including assets of the Subsidiary Guarantors).

As of December 31, 2018, the Company and the Subsidiary Guarantors had, on a consolidated basis, Senior Indebtedness of approximately $1.3 billion, consisting of (i) $850.0 million of the notes and (ii) $450.0 million of secured Indebtedness under the Bank Credit Agreement, and no Subordinated Indebtedness. In addition, as of such date, the Company and the Subsidiary Guarantors had approximately $250.0 million of additional secured borrowing availability under the Bank Credit Agreement.

The Company conducts a significant portion of its operations through its Subsidiaries. As of the date of this prospectus, all of the Company’s Subsidiaries are expected to be Subsidiary Guarantors. However, the Subsidiary Guarantees of Subsidiary Guarantors may be released under certain circumstances, as described under “—Subsidiary Guarantees.” In addition, the Company’s future Subsidiaries may not be required to guarantee the notes. Claims of creditors of Subsidiaries that are not Subsidiary Guarantors, including trade creditors and creditors holding Indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s and the Subsidiary Guarantors’ creditors, including the Holders. Accordingly, the notes and the Subsidiary Guarantees will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of the Company’s Subsidiaries that are not Subsidiary Guarantors.

Although the indenture contains limitations on the amount of additional Senior Indebtedness and additional secured Indebtedness the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such additional Senior Indebtedness and additional secured Indebtedness could be substantial. See “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock” and “—Material Covenants—Limitation on Liens.” Further, although the indenture limits the incurrence of Indebtedness and Disqualified Capital Stock by the Company and the Restricted Subsidiaries and the issuance or sale of Preferred Stock of the Restricted Subsidiaries, such limitations are subject to a number of significant qualifications. See “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock” and “—Material Covenants—Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries.” In addition, the indenture does not impose any limitations on the incurrence by the Company or the Restricted Subsidiaries of liabilities that are not considered Indebtedness, Disqualified Capital Stock or Preferred Stock under the indenture.

As of the date of this prospectus, all of the Company’s Subsidiaries are expected to be Restricted Subsidiaries. However, under the circumstances described under “—Material Covenants—Future Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Unrestricted Subsidiary,” the Company will be permitted to designate certain of its existing and future Subsidiaries as “Unrestricted Subsidiaries” under the indenture. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture and will not guarantee the notes.

Subsidiary Guarantees

Each Subsidiary Guarantor will unconditionally guarantee, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company’s obligations under the indenture and the notes, including the payment of principal of, premium, if any, and interest on the notes pursuant to its Subsidiary Guarantee. The Subsidiary Guarantors as of the date of this prospectus (the “Initial Subsidiary Guarantors”) are currently all of the Company’s Subsidiaries. In addition to the Initial Subsidiary Guarantors, if any Restricted Subsidiary that is not already a Subsidiary Guarantor guarantees any Indebtedness for borrowed money of the Company or any Subsidiary Guarantor, including, without limitation, under a Credit Facility, the Company is obligated under the indenture to cause each such Restricted Subsidiary to execute and deliver a supplement to the indenture pursuant to which such Restricted Subsidiary will guarantee the payment of the notes on the same terms and conditions as the Subsidiary Guarantees by the Initial Subsidiary Guarantors. Please read “—Material Covenants—Future Subsidiary Guarantees.”

The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. This may not be effective to protect the Subsidiary Guarantee from being voided under fraudulent transfer law, or may eliminate the Subsidiary Guarantor’s obligations or reduce such obligations to an amount that effectively makes the Subsidiary Guarantee worthless. See “Risk Factors—Risks Related to the Notes and Our Indebtedness—Federal and state statutes allow courts, under specific circumstances, to avoid the guarantees and require noteholders to return payments received from the guarantors.” Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to the Company or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the “Merger, Consolidation and Sale of Assets” covenant of the indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided that (i) if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume such Subsidiary Guarantor’s Subsidiary Guarantee and all its obligations pursuant to the indenture (except to the extent the following paragraph would result in the release of such Subsidiary Guarantee) and the Registration Rights Agreement and (ii) such transaction does not (a) violate any of the covenants described below under “—Material Covenants” or (b) result in a Default or Event of Default immediately thereafter that is continuing.

The Subsidiary Guarantee of a Subsidiary Guarantor will be released in accordance with the applicable provisions of the indenture:

(1)

in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) other than to the Company or another Subsidiary Guarantor, if such transaction as of the time of such disposition does not violate the provisions of the indenture described under the caption “—Material Covenants—Limitation on Asset Sales”; provided that any such release shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness for borrowed money of the Company or any Subsidiary Guarantor shall also be released upon such sale or other disposition;

(2)

in connection with any sale or other disposition of the Capital Stock of a Subsidiary Guarantor (including by way of merger or consolidation) other than to the Company or another Subsidiary Guarantor, if such transaction at the time of such disposition does not violate the provisions of the indenture described under the caption “—Material Covenants—Limitation on Asset Sales” and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such transaction;

(3)	if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the indenture;
(4)	upon the liquidation or dissolution of such Subsidiary Guarantor;

(5)

if the Company effects a Legal Defeasance or Covenant Defeasance as described under “Legal Defeasance and Covenant Defeasance of Indenture” or if it satisfies and discharges the indenture as described under “Satisfaction and Discharge”; or

(6)	at such time as such Guarantor ceases to guarantee any other Indebtedness for borrowed money of the Company or any other Subsidiary Guarantor.

Covenant Suspension

During any period that the notes have a rating equal to or higher than BBB- (or the equivalent) by S&P and Baa3 (or the equivalent) by Moody’s (“Investment Grade Ratings”) and no Default or Event of Default has occurred and is continuing (such period, a “Covenant Suspension Period”), upon the delivery by the Company to the Trustee of an officers’ certificate to the foregoing effect, the Company and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(a) “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock”;

(b) “—Material Covenants—Limitation on Restricted Payments”;

(c) “—Material Covenants—Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries”;

(d) “—Material Covenants—Limitation on Transactions with Affiliates”;

(e) “—Material Covenants—Limitation on Asset Sales”;

(f) “—Material Covenants—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(g) clause (3) of “—Merger, Consolidation and Sale of Assets.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding paragraph and either S&P or Moody’s subsequently withdraws its rating or downgrades its rating of the notes below the applicable Investment Grade Rating, or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, except that no Default, Event of Default or breach of any kind shall be deemed to exist under the indenture or the notes with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall have any liability for, any actions taken or events occurring during the Covenant Suspension Period, regardless of whether such actions or events would have been permitted if the applicable covenants had remained in effect during such period (or after the reinstatement date based solely on contractual obligations or other events arising during the Covenant Suspension Period). Calculations under the reinstated “—Material Covenants—Limitation on Restricted Payments” covenant will be made as if the “—Material Covenants—Limitation on Restricted Payments” covenant had been in effect since the Escrow Release Date, except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Furthermore, (i) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Covenant Suspension Period will be deemed to have been incurred or issued pursuant to clause (3) of the definition of “Permitted Indebtedness”; provided that any Indebtedness incurred under the Bank Credit Agreement shall be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Indebtedness” and (ii) all Liens incurred during the Covenant Suspension Period will be deemed to have been incurred under clause (2) of the definition of “Permitted Liens.”

In addition, for purposes of the covenant described under “—Material Covenants—Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries,” all contracts entered into during the Covenant Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Escrow Release Date.

During any Covenant Suspension Period, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the indenture.

The Company shall give the Trustee written notice of the commencement of any Covenant Suspension Period promptly, and in any event not later than five (5) Business Days, after the commencement thereof. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee written notice of the termination of any Covenant Suspension Period not later than five (5) Business Days after the occurrence thereof. After any such notice of the termination of any Covenant Suspension Period, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

There can be no assurance that the notes will ever achieve Investment Grade Ratings or that any such rating will be maintained.

Material Covenants

Limitation on Indebtedness and Disqualified Capital Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, “incur”) any Indebtedness (including any Acquired Indebtedness), and the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Capital Stock (except for the issuance by the Company of Disqualified Capital Stock (A) which is redeemable at the Company’s option in cash or Qualified Capital Stock and (B) the dividends on which are payable at the Company’s option in cash or Qualified Capital Stock); provided that the Company and its Restricted Subsidiaries that are Subsidiary Guarantors may incur Indebtedness (including any Acquired Indebtedness) or issue shares of Disqualified Capital Stock if (i) at the time of such event and after giving effect thereto on a pro forma basis the Consolidated Fixed Charge Coverage Ratio for the four full quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.25 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing at the time such additional Indebtedness is incurred or such Disqualified Capital Stock is issued or would occur as a consequence of the incurrence of the additional Indebtedness or the issuance of the Disqualified Capital Stock.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)     the incurrence by the Company and any Subsidiary Guarantor of Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and the Subsidiary Guarantors thereunder) not to exceed the greatest of (i) $700.0 million, (ii) the sum of (x) $150.0 million plus (y) 30% of Adjusted Consolidated Net Tangible Assets and (iii) the Borrowing Base as in effect as of the date of such incurrence; provided that any Indebtedness incurred under this clause (1) must be secured on a basis that is or would be pari passu with the Bank Credit Agreement as in effect on the Escrow Release Date;

(2)     Indebtedness under the notes issued on the Issue Date (including the related Subsidiary Guarantees) and any Exchange Notes in respect thereof (including any related Subsidiary Guarantees thereof);

(3)     Indebtedness outstanding or in effect on the Escrow Release Date (and not repaid or defeased with the proceeds of the offering of the notes issued on the Issue Date or borrowings under the Bank Credit Agreement borrowed on the Escrow Release Date), other than Indebtedness described in clause (1) or (2) of this paragraph;

(4)     obligations pursuant to Interest Rate Protection Obligations, but only to the extent such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business; hedging arrangements entered into in the ordinary course of business for the purpose of protecting production, purchases and resales against fluctuations in oil or natural gas prices, and any guarantee of any of the foregoing;

(5)     the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, to finance the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $50.0 million and (b) 3.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence (taken together with any outstanding Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred under this clause (5));

(6)     the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a)     if the Company is the obligor on such Indebtedness and a Subsidiary Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Subsidiary Guarantor is the obligor on such Indebtedness and neither the Company nor another Subsidiary Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor; and

(b)     any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)     Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge, in whole or in part, any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (5), (13) or (15) of this paragraph or this clause (7);

(8)     Non-Recourse Indebtedness;

(9)     in-kind obligations relating to net oil or gas balancing positions arising in the ordinary course of business;

(10)     Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(11)     any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, Guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the acquired or disposed asset or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, asset or Capital Stock;

(12)     any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(13)     the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(14)     Indebtedness incurred on behalf of, or representing guarantees of Indebtedness of, Persons other than the Company or any Restricted Subsidiaries in which the Company or a Restricted Subsidiary has an Investment; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (14), when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (14), does not exceed the greater of (i) $50.0 million and (ii) 3.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance; and

(15)     any additional Indebtedness in an aggregate principal amount, not to exceed, at any one time outstanding, the greater of (i) $50.0 million and (ii) 3.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance (taken together with any outstanding Permitted Refinancing Indebtedness incurred with respect to Indebtedness incurred under this clause (15)).

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of one or more of the categories of Permitted Indebtedness described in clauses (1) through (15) described above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses of the definition of Permitted Indebtedness or the first paragraph of this covenant and an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness permitted hereunder; provided that all Indebtedness outstanding on the Escrow Release Date under the Bank Credit Agreement shall be deemed incurred under clause (1) of the second paragraph of this covenant and not under the first paragraph or clause (3) of the second paragraph.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued interest on the Indebtedness being refinanced and the amount of all expenses and premiums incurred in connection therewith).

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)     declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company or any Restricted Subsidiary (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

(2)     purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any or any direct or indirect parent or Subsidiary thereof (other than any Wholly Owned Restricted Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company and other than the purchase, redemption, acquisition or retirement of any Disqualified Capital Stock of the Company solely in shares of Qualified Capital Stock of the Company);

(3)     make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except in any case out of the net cash proceeds of Permitted Refinancing Indebtedness and except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4)     make any Restricted Investment;

(such payments or other actions described in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to the proposed Restricted Payment:

(1)     no Default or Event of Default shall have occurred and be continuing;

(2)     the Company could incur $1.00 of additional Indebtedness in accordance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of the “Limitation on Indebtedness and Disqualified Capital Stock” covenant; and

(3)     the aggregate amount of all Restricted Payments declared or made after RP Start Date shall not exceed the sum (without duplication) of the following (the “Restricted Payments Basket”):

(a)     50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the RP Start Date and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income is a loss, minus 100% of such loss); plus

(b)     the aggregate Net Cash Proceeds, or the Fair Market Value of assets and property other than cash (other than pursuant to the Contribution), received after the RP Start Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company; plus

(c)     the aggregate Net Cash Proceeds, or the Fair Market Value of assets and property other than cash received after the RP Start Date by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company; plus

(d)     the aggregate Net Cash Proceeds received after the RP Start Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus

(e)     to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the RP Start Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of “Investment”), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the RP Start Date.

The preceding provisions will not prohibit:

(1)     the payment of any dividend or the consummation of any redemption within 60 days after the date of declaration or giving of redemption notice, as the case may be, thereof, if at said date of declaration or notice such payment would have complied with the provisions of the first paragraph of this covenant (and such payment shall be deemed to have been paid on the date of payment for purposes of any calculation required by the provisions of the preceding paragraph);

(2)     the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(3)     any Restricted Payment made in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Capital Stock), with any such payment being deemed to be “substantially concurrent” if made within 180 days of the sale of the Equity Interests in question; provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(4)     the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness of the Company or any Subsidiary Guarantor with the Net Cash Proceeds from an incurrence of any Permitted

Refinancing Indebtedness permitted to be incurred under the caption “—Limitation on Indebtedness and Disqualified Stock”;

(5)     the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of the Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $10.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $20.0 million in any calendar year;

(6)     loans made to officers, directors or employees made in the ordinary course of business of the Company or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time;

(7)     the repurchase of Equity Interests deemed to occur upon the exercise of stock or other equity options to the extent such Equity Interests represent a portion of the exercise price of those stock or other equity options and any repurchase or other acquisition of Equity Interests is made in lieu of or to satisfy withholding taxes in connection with any exercise or exchange of stock options, warrants, incentives or other rights to acquire Equity Interests;

(8)     upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the notes under the covenants described under “—Change of Control” or “—Limitation on Asset Sales” above (including the purchase of all Notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (8);

(9)     the purchase by the Company of fractional shares arising out of stock dividends, splits or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company;

(10)     payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture;

(11)     dividends on Disqualified Capital Stock of the Company or preferred stock of any Restricted Subsidiary if such dividends are included in the calculation of Consolidated Interest Expense; or

(12)     other Restricted Payments in an aggregate amount not to exceed $15.0 million.

The actions described in clause (1) above shall be a Restricted Payment that shall be permitted to be made in accordance with the preceding paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of the first paragraph of this covenant (provided that any dividend paid pursuant to clause (1) above shall reduce the amount that would otherwise be available under clause (3) of the first paragraph of this covenant when declared, but not also when subsequently paid pursuant to such clause (1)).

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1) through (12) above or pursuant to the first paragraph of this covenant, the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this covenant.

Limitation on Issuances and Sales of Preferred Stock of Restricted Subsidiaries

The Company (1) will not permit any Restricted Subsidiary to issue or sell any Preferred Stock to any Person other than the Company or one of its Wholly Owned Restricted Subsidiaries and (2) will not permit any Person other than the Company or one of its Wholly Owned Restricted Subsidiaries to own any Preferred Stock of any Restricted Subsidiary, except, in each case, for (a) the Preferred Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary, or (b) a sale of Preferred Stock in connection with the sale of all the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with the provisions of the indenture described under “—Limitation on Asset Sales.”

Limitation on Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate consideration to or from the Company or a Restricted Subsidiary in excess of $10.0 million, unless

(1)     such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable arm’s-length transaction with unrelated third parties or, if in the good faith judgment of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Restricted Subsidiary from a financial point of view; and

(2)     the Company delivers to the Trustee:

(a)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million but no greater than $25.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant; and

(b)     with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an officers’ certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the Disinterested Directors of the Company, if any, (or, if there is only one Disinterested Director, such Disinterested Director).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)     loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $5.0 million outstanding at any one time;

(2)     indemnities of officers, directors, employees and other agents of the Company or any Restricted Subsidiary permitted by corporate charter or other organizational document, bylaw or statutory provisions;

(3)     the payment of reasonable and customary fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate;

(4)     the Company’s employee compensation and other benefit arrangements;

(5)     transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the indenture;

(6)     any Restricted Payment permitted to be paid pursuant to the terms of the indenture described under “—Limitation on Restricted Payments”;

(7)     the consummation of the Assumption and the Transactions;

(8)     any transactions undertaken pursuant to any contracts in existence on the Issue Date (as in effect on the Issue Date) and any renewals, replacements or modifications of such contracts (pursuant to new transactions or otherwise) on terms no less favorable to the holders of the notes than those in effect on the Issue Date;

(9)     in the case of contracts for drilling, storing, gathering, processing, treating, transporting or disposing of hydrocarbons or services reasonably related thereto or other operation-type contracts, any such contracts that are entered into in the ordinary course of business (x) which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management thereof or (y) which are on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are on the whole not materially less favorable than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Company;

(10)     transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(11)     any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company;

(12)     any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction meets the requirements of clause (1) of the first paragraph of this covenant;

(13)     any transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because a director of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director abstains from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction; and

(14)     transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the indenture; provided that such transactions are on terms substantially similar to those obtained by the Company or any Restricted Subsidiary in similar transactions with third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar transaction with a third party, that are on the whole not materially less favorable than those that would be reasonably expected to be available from third parties on an arm’s-length basis, as determined in good faith by the Company.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien on any property or asset now owned or hereafter acquired, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the notes are equally and ratably secured for so long as such other Indebtedness is so secured, or (b) any Indebtedness of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Subsidiary Guarantor is equally and ratably secured for so long as such other Indebtedness is so secured; provided, however, that if such Indebtedness is expressly subordinated to the notes or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or such Subsidiary Guarantee.

Limitation on Asset Sales

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties, Drilling Expense Commitments or the assumption by the purchaser of liabilities of the Company (other than liabilities of the Company that are by their terms subordinated to the notes) or liabilities of any Subsidiary Guarantor that made such Asset Sale (other than liabilities of a Subsidiary Guarantor that are by their terms subordinated to such Subsidiary Guarantor’s Subsidiary Guarantee), in each case as a result of which the Company and its remaining Restricted Subsidiaries are no longer liable for such liabilities, or any combination of the foregoing (“Permitted Consideration”); provided that the Company and its Restricted Subsidiaries shall be permitted to receive assets and property other than Permitted Consideration, so long as the aggregate Fair Market Value of all such assets and property other than Permitted Consideration received from Asset Sales since the Escrow Release Date and held by the Company or any Restricted Subsidiary at any one time shall not exceed 10% of Adjusted Consolidated Net Tangible Assets.

The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness of the Company or a Restricted Subsidiary), to:

(a)     to repay, prepay, purchase, redeem, acquire or otherwise reduce (i) Indebtedness under the Bank Credit Agreement , (ii) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, (iii) Obligations under the notes or (iv) other Senior Indebtedness of the Company or a Restricted Subsidiary (provided that if the Company or any Subsidiary Guarantor shall so reduce Obligations under unsecured Senior Indebtedness under this clause (iv), the Company will equally and ratably reduce Notes Obligations as provided under “—Optional Redemption,” through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, on the pro rata principal amount of notes), in each case other than Indebtedness owed to the Company or an Affiliate of the Company; or

(b)     reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer (an “Asset Sale Offer”) to all Holders of notes and all Holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Purchase Date), and will be payable in cash. If the aggregate principal amount of notes tendered by Holders thereof exceeds the amount of available Excess Proceeds allocated for repurchases of notes pursuant to an Asset Sale Offer for notes, then such Excess Proceeds will be allocated pro rata according to the principal amount of the notes tendered and the Trustee will select the notes to be purchased in accordance with the indenture. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of notes have been given the opportunity to tender their notes for purchase as described in the following paragraph in accordance with the indenture, the Company and its Restricted Subsidiaries may use such remaining amount for purposes permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an Asset Sale Offer pursuant to the preceding paragraph, deliver a written Asset Sale Offer notice, by first-class mail, to the Holders of the notes, with a copy to the Trustee (the “Asset Sale Offer Notice”), accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders of the notes to make an informed decision with respect to the Asset Sale Offer. The Asset Sale Offer Notice will state, among other things:

(a)     that the Company is offering to purchase notes pursuant to the provisions of the indenture;

(b)     that any note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Asset Sale Offer shall cease to accrue interest on the Purchase Date;

(c)     that any notes (or portions thereof) not validly tendered will continue to accrue interest;

(d)     the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Asset Sale Offer Notice is mailed (the “Purchase Date”);

(e)     the aggregate principal amount of notes to be purchased;

(f)     a description of the procedure which Holders of notes must follow in order to tender their notes and the procedures that Holders of notes must follow in order to withdraw an election to tender their notes for payment; and

(g)     all other instructions and materials necessary to enable Holders to tender notes pursuant to the Asset Sale Offer.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Asset Sale Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

Future Subsidiary Guarantees

If any Restricted Subsidiary that is not already a Subsidiary Guarantor guarantees any Indebtedness for borrowed money of the Company or a Subsidiary Guarantor, including, under a Credit Facility, then such Restricted Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Trustee within 20 Business Days of the date on which it incurred or guaranteed such Indebtedness or is acquired or created, as the case may be; provided that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary:

(a)     to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary; provided that the priority that any series of Preferred Stock of a Restricted Subsidiary has in receiving dividends or liquidating distributions before dividends or liquidating distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this covenant;

(b)     to make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(c)     to transfer any of its property or assets to the Company or any other Restricted Subsidiary

(any such restrictions being collectively referred to herein as a “Payment Restriction”). However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)     agreements existing on the Issue Date, including the Bank Credit Agreement as in effect on the Issue Date and the indenture, the notes and the Subsidiary Guarantees;

(2)     any instrument governing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any other Person, other than the Person, or the property or assets of the Person, so acquired; provided that such Indebtedness was not incurred in contemplation of such acquisition;

(3)     any agreement for the sale or other disposition of Capital Stock or assets of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary (limited to restrictions on distributions of such assets in the case of assets (other than Capital Stock) being sold) pending such sale or other disposition;

(4)     any amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing of Indebtedness referred to in clauses (1) or (2), provided that the encumbrances or restrictions contained in the agreements governing the foregoing are not materially more restrictive, taken as a whole, than those contained in the agreements governing such Indebtedness as in effect prior to such amendment, restatement, modification, supplement, extension, renewal, refunding, replacement or refinancing as determined in good faith by the Company;

(5)     the indenture, the notes and the related Subsidiary Guarantees, and the Exchange Notes and the related Subsidiary Guarantees;

(6)     cash or other deposits, or net worth requirements or similar requirements, imposed by suppliers, or other deposits by parties under agreements entered into in the ordinary course of the Oil and Gas Business of the types described in the definition of Permitted Business Investments;

(7)     any applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(8)     provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Company’s Board of Directors or any of its officers, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(9)     any encumbrance or restriction contained in the terms of any Indebtedness permitted to be incurred under the indenture or if such encumbrances or restrictions are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in the indenture or the Bank Credit Agreement, in each case as determined in good faith by the Board of Directors or an officer of the Company;

(10)     encumbrances or restrictions applicable only to a Restricted Subsidiary that is not a Domestic Subsidiary;

(11)     customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, or customary restrictions in licenses relating to the property covered thereby and entered into in the ordinary course of business;

(12)     any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary; and

(13)     with respect to clause (c) of the preceding paragraph only, any of the following encumbrances or restrictions:

(i)     purchase money obligations for property acquired in the ordinary course of business or otherwise permitted under the indenture that impose restrictions on the property so acquired;

(ii)     restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale; and

(iii)     agreements governing hedging obligations entered into in the ordinary course of business.

Change of Control

Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the then outstanding notes (a “Change of Control Offer”), and shall purchase, on a Business Day (the “Change of Control Purchase Date”) not more than 60 nor less than 30 days following such Change of Control, all of the then outstanding notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of

Control Purchase Date). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

In order to effect a Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of a Change of Control, give to the Trustee and each Holder a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders must follow to accept the Change of Control Offer. The Company will publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price or (3) in connection with any publicly announced Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer.

Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer or Alternate Offer is made.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer or Alternate Offer and the Company, or any third party making a Change of Control Offer or Alternate Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer or Alternate Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Purchase Price or Alternate Offer price, as applicable, plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The definition of Change of Control includes a phrase relating to the sale, assignment, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of the notes to require the Company to purchase such notes as a result of a sale, assignment, lease, transfer, conveyance or other disposition of less than all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to purchase notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions in the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

The existence of a Holder’s right to require, subject to certain conditions, the Company to repurchase its notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes, or results in, a Change of Control. The Change of Control provisions of the notes may, in certain circumstances, make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur additional Indebtedness are contained in the covenant described under “—Limitation on Indebtedness and Disqualified Capital Stock.” Such restrictions in the indenture can be waived only with the consent of Holders of a majority in aggregate principal amount of the notes then outstanding. Except for the limitations contained in such covenant, however, the indenture will not contain any covenants or provisions that may afford Holders of the notes protection in the event of a takeover, recapitalization or highly leveraged transaction.

The Company’s ability to repurchase the notes pursuant to a Change of Control Offer may be limited by a number of factors. The ability of the Company to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Company’s and the Restricted Subsidiaries’ then existing financial resources, and sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—Risks Related to the Notes and Our Indebtedness—We may not be able to satisfy our obligations to holders of the notes upon a change of control or certain asset sales.”

The Bank Credit Agreement contains, and any future credit agreements or other agreements relating to Senior Indebtedness or other obligations of the Company may contain, prohibitions or restrictions on the Company’s ability to effect a Change of Control Offer and to repurchase the notes. The exercise by the Holders of notes of their right to require the Company to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Company or its Subsidiaries. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the notes, the Company could seek the consent of its lenders or other applicable debt holders to the repurchase of notes or could attempt to refinance the borrowings or renegotiate the agreements that contain such prohibitions. If the Company does not obtain such a consent or repay such borrowings or change such agreements, the Company will be effectively prohibited from repurchasing notes. In that case, the Company’s failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under other Indebtedness of the Company. There can be no assurance that the Company would have adequate resources to repay or refinance all Indebtedness and other obligations owing under the Bank Credit Agreement and such other agreements and to fund the purchase of the notes upon a Change of Control.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations applicable, if the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to a U.S. corporation that is an accelerated filer or if the Company is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, to a U.S. corporation that is a non-accelerated filer:

(1)     all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent public accountants; and

(2)     all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

The availability of the foregoing materials on the Commission’s website or on CRI’s website shall be deemed to satisfy the foregoing delivery obligations.

In the event that any direct or indirect parent company of the Company becomes a guarantor of the Notes, the Company may satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to such parent company for so long as such parent company is a guarantor of the Notes; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Subsidiaries on a standalone basis, on the other hand.

Future Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if:

(1)     the Company would be permitted to make (i) a Permitted Investment or (ii) an Investment pursuant to the covenant described under “—Limitation on Restricted Payments” above, in either case, in an amount equal to the Fair

Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in such Subsidiary at the time of such designation;

(2)     such Restricted Subsidiary meets the definition of an “Unrestricted Subsidiary”;

(3)     the designation would not constitute or cause (with or without the passage of time) a Default or Event of Default and no Default or Event of Default would be in existence following such designation; and

(4)     the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described under “—Limitation on Restricted Payments.”

If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant set forth under “—Limitation on Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by the Company.

If, at any time, any Unrestricted Subsidiary designated as such would fail to meet the preceding requirements as an Unrestricted Subsidiary, then such Subsidiary will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be Incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant set forth under “—Limitation on Indebtedness and Disqualified Capital Stock,” the Company or the applicable Restricted Subsidiary will be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary if:

(a)     the Company and the Restricted Subsidiaries could incur the Indebtedness which is deemed to be incurred upon such designation under the “—Limitation on Indebtedness and Disqualified Capital Stock” covenant, equal to the total Indebtedness of such Subsidiary calculated on a pro forma basis as if such designation had occurred on the first day of the four-quarter reference period;

(b)     the designation would not constitute or cause a Default or Event of Default; and

(c)      the Company delivers to the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions, including the incurrence of Indebtedness under the covenant described under “—Limitation on Indebtedness and Disqualified Capital Stock.”

Merger, Consolidation and Sale of Assets

The Company will not, in any single transaction or series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving effect thereto:

(1)     either (a) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to the indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the notes and the indenture, and, in each case, the indenture shall remain in full force and effect;

(2)     immediately after giving effect to such transaction or series of related transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)     except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, either:

(a)     immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the indenture) could incur $1.00 of additional Indebtedness in accordance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of the “Limitation on Indebtedness and Disqualified Capital Stock” covenant; or

(b)     immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Fixed Charge Coverage Ratio of the Company (or the Surviving Entity if the Company is not the continuing obligor under the indenture) will be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transaction or transactions;

(4)     if the Company is not the continuing obligor under the indenture, then each Subsidiary Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture to the indenture confirmed that its Subsidiary Guarantee of the notes shall apply to the Surviving Entity’s obligations under the indenture and the notes;

(5)     if the Company is not the Surviving Entity, the Surviving Entity shall expressly assume, by joinder agreement substantially in the form annexed to the Registration Rights Agreement, all of the obligations of the Company, if applicable, under the Registration Rights Agreement; and

(6)      the Company (or the Surviving Entity if the Company is not the continuing obligor under the indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, transfer, lease or other disposition and any supplemental indenture in respect thereof comply with the requirements under the indenture and that the requirements of this paragraph have been satisfied.

This “Merger, Consolidation and Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of properties or assets between or among the Company and the Guarantors. Upon any consolidation or merger or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if the Surviving Entity had been named as the Company therein, and thereafter the Company, except in the case of a lease, will be discharged from all obligations and covenants under the indenture and the notes and may be liquidated and dissolved.

Events of Default

The following are “Events of Default” under the indenture:

(1)     default in the payment of the principal of or premium, if any, on any of the notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or an Asset Sale Offer, upon acceleration or otherwise;

(2)     default in the payment of any installment of interest or Additional Interest (as required by the Registration Rights Agreement) on any of the notes, when due, and the continuance of such default for a period of 30 days;

(3)     default in the performance or breach of the provisions of the “Merger, Consolidation and Sale of Assets” section of the indenture, the failure to make or consummate a Change of Control Offer in accordance with the provisions of the “Change of Control” covenant or the failure to make or consummate an Asset Sale Offer in accordance with the provisions of the “Limitation on Asset Sales” covenant;

(4)     the Company or any Subsidiary Guarantor shall fail to comply with the provisions described under “—Material Covenants—Reports” for a period of 120 days after written notice of such failure stating that it is a “notice of default” under the indenture shall have been given (a) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes then outstanding);

(5)     the Company or any Subsidiary Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the notes, any Subsidiary Guarantee or the indenture (other than a default specified in (1), (2), (3) or (4) above) for a period of 60 days after written notice of such failure stating that it is a “notice of default” under the indenture shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes then outstanding;

(6)     the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, or interest on any Indebtedness of the Company (other than the notes) or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Subsidiary Guarantor or any other Restricted Subsidiary for money borrowed; provided that the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, shall exceed $50.0 million and provided, further, that if any such default is cured or waived or any such acceleration rescinded by the holders of such Indebtedness, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7)     any Subsidiary Guarantee shall for any reason cease to be, or be asserted by the Company or any Subsidiary Guarantor, as applicable, not to be in full force and effect (except pursuant to the release of any such Subsidiary Guarantee in accordance with the indenture);

(8)     failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay final judgments or orders rendered against the Company or any Subsidiary Guarantor or any other Restricted Subsidiary aggregating in excess of $50.0 million (net of any amounts covered by insurance with a reputable and creditworthy insurance company that has not disclaimed liability) and either (a) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of a pending appeal or otherwise) or (b) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

(9)     the entry of a decree or order by a court having jurisdiction in the premises (a) for relief in respect of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) adjudging the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(10)     the commencement by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Restricted Subsidiary that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in furtherance of any such action.

If an Event of Default (other than as specified in clause (9) or (10) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Trustee and the Company, may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued and unpaid interest on all of the notes due and payable immediately, upon which declaration all amounts payable in respect of the notes shall be immediately due and payable. If an Event of Default specified in clause (9) or (10) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest on all of the notes shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder of notes.

If the notes are accelerated or otherwise become due prior to their maturity date, the amount of principal of, accrued and unpaid interest and premium on the notes that becomes due and payable shall equal the redemption price applicable with respect to an optional redemption of the notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the notes accelerated.

Without limiting the generality of the foregoing, it is understood and agreed that if the notes are accelerated or otherwise become due prior to their maturity date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the premium applicable with respect to an optional redemption of the notes (including the Applicable Premium) will also be due and payable, in cash, as though the notes were optionally redeemed and shall constitute part of the Notes Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. Any premium payable above shall be presumed to be the liquidated damages sustained by each Holder as the result of the early redemption and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the notes (and/or the indenture) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium (including the Applicable Premium) to Holders as herein described is a material inducement to Holders to purchase the notes.

After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul such declaration if (1) the Company or any Subsidiary Guarantor has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(b) all overdue interest on all notes, (c) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and (d) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes (without duplication of any amount paid or deposited pursuant to clause (b) or (c)); (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (3) all Events of Default, other than the non-payment of principal of, premium, if any, or interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived.

No Holder will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered such reasonable indemnity as the Trustee may require, to the Trustee to institute such proceeding as Trustee under the notes and the indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding notes. Such limitations will not apply, however, to a suit instituted by the Holder of a note for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

During the existence of an Event of Default, the Trustee will be required to exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to the provisions of the indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee such reasonable security or indemnity as it may require. Subject to certain provisions concerning the rights of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the indenture.

The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the notes unless a written notice of such Default or Event of Default shall have been given to an officer of the Trustee with direct responsibility for the administration of the indenture and the notes by the Company or any Holder of notes. If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any notes, the Trustee may withhold the notice to the Holders of the notes if the Trustee determines in good faith that withholding the notice is in the interest of the Holders of the notes.

The Company will be required to furnish to the Trustee annual statements as to the performance by the Company of its obligations under the indenture and as to any default in such performance. The Company is also required to notify the Trustee within 10 days of any Default or Event of Default.

Legal Defeasance or Covenant Defeasance of Indenture

The Company may, at its option and at any time, terminate the obligations of the Company and the Subsidiary Guarantors with respect to the outstanding notes (such action being a “legal defeasance”). Such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and to have been discharged from all their other obligations with respect to the notes and the Subsidiary Guarantees, except for, among other things:

(a)     the rights of Holders of outstanding notes to receive payment in respect of the principal of, premium, if any, and interest on such notes when such payments are due;

(b)     the Company’s obligations to replace any temporary notes, register the transfer or exchange of any notes, replace mutilated, destroyed, lost or stolen notes and maintain an office or agency for payments in respect of the notes;

(c)     the rights, powers, trusts, duties and immunities of the Trustee; and

(d)     the defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and each Subsidiary Guarantor with respect to certain covenants that are set forth in the indenture, some of which are described under “—

Material Covenants” above, and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes (such action being a “covenant defeasance”).

In order to exercise either legal defeasance or covenant defeasance:

(i)     the Company or any Subsidiary Guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes to redemption or maturity;

(ii)     the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred (in the case of legal defeasance, such opinion must refer to and be based upon a published ruling of the Internal Revenue Service or a change in applicable federal income tax laws);

(iii)     no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (9) and (10) under the first paragraph of “Events of Default” are concerned, at any time during the period ending on the 91st day after the date of deposit;

(iv)     such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under the indenture or the Trust Indenture Act with respect to any securities of the Company or any Subsidiary Guarantor;

(v)     such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Subsidiary Guarantor is a party or by which it is bound; and

(vi)     the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel satisfactory to the Trustee, which, taken together, state that all conditions precedent under the indenture to either legal defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

(a)

either (1) all the notes theretofore authenticated and delivered (except lost, stolen, mutilated or destroyed notes which have been replaced or paid and notes for whose payment money or certain United States government obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (2) all notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the serving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit (in the case of notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(b)	the Company has paid all other sums payable under the indenture by the Company; and

(c)

the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel which, taken together, state that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendments and Waivers

Except as provided in the succeeding paragraphs, the indenture, the notes and the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture, the notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder of notes affected, an amendment, supplement or waiver may not:

(1)     reduce the percentage of principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)     reduce the principal of, or change the fixed maturity of, any note or alter the provisions with respect to the redemption of the notes (other than with respect to (x) minimum notice required for optional redemption or (y) provisions relating to the covenants described above under “—Material Covenants—Change of Control” and “—Material Covenants—Limitation on Asset Sales”), including any provision relating to the premium payable upon any such purchase or redemption;

(3)     reduce the rate of or change the time for payment of interest, including default interest, on any note;

(4)      impair the right of any Holder of notes to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

(5)     waive a Default or Event of Default in the payment of principal of, or interest, or premium, if any, on, the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

(6)     make any note payable in money other than that stated in the notes;

(7)     make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest, or premium, if any, on, the notes;

(8)     waive a redemption payment with respect to any note (other than a payment required by the covenants described above under the captions “—Material Covenants—Limitation on Asset Sales” and “—Material Covenants—Change of Control”);

(9)     release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

(10)     make any change in the preceding amendment, supplement and waiver provisions.

Notwithstanding the foregoing, without the consent of any Holder of notes, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the indenture, the notes or the Subsidiary Guarantees:

(1)     to cure any ambiguity, defect or inconsistency;

(2)     to provide for uncertificated notes in addition to or in place of certificated notes;

(3)     to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations to the Holders of notes in accordance with the terms of the indenture;

(4)     to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder in any material respect;

(5)     to conform the text of the indenture or the notes to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to set forth, verbatim or in substance, a provision of the indenture or the notes, as applicable, which intent may be evidenced by an officers’ certificate to that effect;

(6)     to evidence and provide for the acceptance of the appointment under the indenture of a successor Trustee;

(7)     to secure the notes;

(8)     to add any Subsidiary Guarantor or release any Subsidiary Guarantor from its Subsidiary Guarantee if such release is in accordance with the terms of the indenture;

(9)     to provide for the issuance of Additional Notes and the Exchange Notes in accordance with the indenture;

(10)     to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(11)     to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including, without limitation, to facilitate the issuance and administration of the notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer notes; and

(12)     to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor with respect to the notes.

The consent of the Holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the notes, the indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

The Trustee

American Stock Transfer & Trust Company, LLC serves as Trustee under the indenture. The indenture (including provisions of the Trust Indenture Act incorporated by reference therein) contains limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The indenture permits the Trustee to engage in other transactions; provided, however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture, the notes, the Subsidiary Guarantees, and the Registration Rights Agreement are governed by, and construed and enforced in accordance with, the laws of the State of New York.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with acquisitions of properties or assets from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of properties or assets from such Person.

“Additional Assets” means:

(1)     any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto;

(2)     Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary;

(3)     the acquisition from third parties of Capital Stock of a Restricted Subsidiary; or

(4)     capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business.

“Additional Interest” means (i) all additional interest then owing pursuant to the Registration Rights Agreement and (ii) any additional interest owing in connection with any registration rights agreement entered into in connection with the issuance of Additional Notes.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(1)     the sum of:

(a)     discounted future net revenues from Proved Reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company or independent petroleum engineers in one or more reserve reports prepared as of the end of the Company’s most recently completed fiscal year for which audited financial statements are available (or, if such date of determination is within 45 days after the end of such most recently completed fiscal year and no reserve report as of the end of such fiscal year has at the time been prepared, the Company’s second preceding fiscal year) or, at the Company’s option, the Company’s most recently completed fiscal quarter for which internal financial statements are available, in each case, as increased by, as of the date of determination, the estimated discounted future net revenues from:

(i)     estimated Proved Reserves of the Company and its Restricted Subsidiaries acquired since such year-end (including through any contribution), which reserves were not reflected in such year-end or quarterly reserve report, as applicable and

(ii)     estimated Proved Reserves of the Company and its Restricted Subsidiaries attributable to upward revisions of estimates of Proved Reserves since the date of such year-end or quarterly reserve report, as applicable, due to exploration, development or exploitation, production or other activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from:

(iii)     estimated Proved Reserves of the Company and its Restricted Subsidiaries produced or disposed of since the date of such year-end or quarterly reserve report, as applicable, and

(iv)     estimated Proved Reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of Proved

Reserves since the date of such year-end or quarterly reserve report, as applicable, due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report);

provided that, in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Company’s petroleum engineers;

(b)     the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no Proved Reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(c)     the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(d)     the greater of (i) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (ii) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company’s latest audited financial statements, minus

(2)     the sum of:

(a)     Minority Interests;

(b)     any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(c)     to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(d)     the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

“Adjusted Net Assets” of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; and the term “Affiliated” shall have a meaning correlative to the foregoing. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the outstanding principal amount of such note; and

(2)	the excess (to the extent positive) of:

(a)     the present value at such redemption date of (i) the redemption price of such note at August 15, 2021 (such redemption price (expressed in percentage of principal amount) being set forth in the table under “—Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such note to and excluding such date set forth in subclause (i) (excluding accrued and unpaid interest to, but excluding, the redemption date), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(b)     the outstanding principal amount of such note on such redemption date,

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Production Payment, net profits interest, overriding royalty interest, sale and leaseback transaction, merger or consolidation) (collectively, for purposes of this definition, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Restricted Subsidiaries or (iii) any other properties or assets of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

(a)     (i) a transfer of cash, Cash Equivalents, surplus or obsolete equipment or (ii) a transfer of hydrocarbons or other mineral products, inventory, or any other property, in each case, in the ordinary course of business;

(b)     any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas properties in the ordinary course of business;

(c)     any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under “—Merger, Consolidation and Sale of Assets”;

(d)     any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the “Limitation on Restricted Payments” covenant;

(e)     a transfer of assets between or among the Company and its Restricted Subsidiaries;

(f)     an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(g)     a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “—Material Covenants—Limitation on Restricted Payments”;

(h)     any abandonment, farm-out, lease and sub-lease of developed and/or undeveloped properties made or entered into in the ordinary course of business, but excluding any disposition as a result of the creation of a Production Payment;

(i)     the creation or perfection of a Lien or disposition of any asset subject to such Lien in connection with enforcement thereof;

(j)     any trade or exchange by the Company or any Restricted Subsidiary of properties or assets used or useful in the Oil and Gas Business for other properties or assets used or useful in the Oil and Gas Business owned or held by another Person (including Capital Stock of a Person engaged in the Oil and Gas Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with the covenant described above under the caption “—Material Covenants—Limitation on Asset Sales” as if such transaction were an Asset Sale;

(k)     the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(l)     any assignment of an overriding royalty or net profits interest to an employee or consultant of the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the generation of prospects or the development of oil and natural gas projects;

(m)     the sale or other disposition (whether or not in the ordinary course of business) of oil and gas properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves;

(n)     any Production Payment, provided that any such Production Payment shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 180 days after the acquisition of, the property that is subject thereto;

(o)     the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property, in each case in the ordinary course of business;

(p)     any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(q)     dispositions of joint venture interests required by the terms of the documents governing such joint venture; and

(r)     any transfer (in a single transaction or a series of related transactions) of properties or assets (including Capital Stock) having a Fair Market Value of less than $25.0 million.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the net amount of rent under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Average Life” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Bank Credit Agreement” means that certain Credit Agreement dated as of the Escrow Release Date among CRI, as borrower, the lenders party thereto from time to time, Bank of Montreal, as administrative agent, and together with all related documents executed or delivered pursuant thereto at any time (including, without limitation, all mortgages, deeds of trust, guarantees, security agreements and all other collateral and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or agreements extending the maturity of, refinancing, replacing or otherwise restructuring (including into two or more separate credit facilities, and including increasing the amount of available borrowings thereunder provided that such increase in borrowings is within the definition of Permitted Indebtedness or is otherwise permitted under the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock”) or adding Subsidiaries as additional borrowers or guarantors thereunder and all or any portion of the Indebtedness and other Obligations under such agreement or agreements or any successor or replacement agreement or agreements, and whether by the same or any other agent(s), lender(s) or group(s) of lenders.

“Board of Directors” means:

(1)     with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)     with respect to a partnership, the board of directors of the general partner of the partnership;

(3)     with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)     with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrowing Base” means the “Borrowing Base” (or comparable term) as defined in and as determined from time to time pursuant to the Bank Credit Agreement; provided that the Borrowing Base under the Bank Credit Agreement is determined on a basis substantially consistent with customary terms for oil and gas secured reserve based loan transactions and has a lender group that includes one or more commercial financial institutions which engage in oil and gas reserve based lending in the ordinary course of their respective businesses.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP. Notwithstanding the foregoing, any lease (whether entered into before or after the Issue Date) that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to represent a Capitalized Lease Obligation.

“Cash Equivalents” means:

(1)     any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2)     demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million;

(3)     commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above;

(5)     overnight bank deposits and bankers’ acceptances at any commercial bank meeting the qualifications specified in clause (2) above;

(6)     deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (2) above but which is a lending bank under the Bank Credit Agreement; provided all such deposits do not exceed $5.0 million in the aggregate at any one time;

(7)      demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (2) above; provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and

(8)     investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of any event or series of events by which:

(1)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company;

(2)     the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, other than by way of a merger or consolidation, all or substantially all of the properties and assets of the Company and such Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Restricted Subsidiary or a Permitted Holder); or

(3)     the Company is liquidated or dissolved.

Notwithstanding the foregoing, the Contribution and the other Transactions shall not constitute a Change of Control.  In addition, notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (1) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, or (B) immediately following that transaction, the holders of the Company’s Voting Stock immediately prior to that transaction (or another holding company satisfying the requirements of this sentence) are the beneficial owners, directly or indirectly, of more than 50% of the Voting Shares of such holding company.

“Commission” means the U.S. Securities and Exchange Commission, as constituted from time to time.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated Exploration Expenses” means, for any period, exploration expenses of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio on a pro forma basis of (1) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges each to the extent deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, decreased (to the extent included in determining Consolidated Net Income) by the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, to (2) Consolidated Interest Expense for such period; provided that (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock” through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock” and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock” shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this provision, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, (v) in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments, and (vi) if after the first day of the period referred to in clause (1) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions to the extent calculated on a basis consistent with Regulation S-X under the Securities Act).

“Consolidated Income Tax Expense” means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of (1) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation constituting Indebtedness, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest, in each case to the extent attributable to such period, (2) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (3) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (4) the aggregate amount of dividends paid (to the extent such dividends are not accrued in a prior period and excluding dividends paid in Qualified Capital Stock) or accrued on Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Disqualified Capital Stock is owned by Persons other than the Company or its Restricted Subsidiaries, less, to the extent included in any of clauses (1) through (4), amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding:

(1)     net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);

(2)     net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales;

(3)     the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period);

(4)     the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(5)     dividends paid in Qualified Capital Stock;

(6)     income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary;

(7)     Consolidated Exploration Expenses and any write-downs or impairments of non-current assets; and

(8)     the cumulative effect of a change in accounting principles.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, depletion, amortization and exploration expense and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

“Contribution” means the contribution by Arkoma Drilling, L.P. and Williston Drilling, L.P. of certain assets to the Company or one of its subsidiaries pursuant to the Contribution Agreement in exchange for Common Stock of the Company representing a controlling stake in the Company.

“Contribution Agreement” means that certain Contribution Agreement dated as of May 9, 2018 among Arkoma Drilling, L.P., Williston Drilling, L.P. and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms or in a manner not materially adverse to the Holders of the notes as determined in good faith by the Company.

“Credit Facilities” means, with respect to the Company or any Subsidiary Guarantor, one or more credit facilities, debt facilities, indentures or commercial paper facilities (including, without limitation, the Bank Credit Agreement), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Indebtedness of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

“Disinterested Director” means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a resolution of the Board of Directors under the indenture, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

“Disqualified Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased prior to the date that is 91 days after the final Stated Maturity of the notes or is redeemable at the option of the Holder thereof at any time prior to the date that is 91 days after the final Stated Maturity of the notes, or is convertible into or exchangeable for debt securities at any time prior to the date that is 91 days after the final Stated Maturity of the notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that (i) the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with the provisions described under the captions “—Material Covenants—Change of Control” and “—Material Covenants—Limitation on Asset Sales” and (ii) the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Material Covenants—Limitation on Restricted Payments.” For purposes of the covenant described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock,” Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock; provided that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the “maximum fixed redemption or repurchase price” shall be the book value of such Disqualified Capital Stock.

“Dollar-Denominated Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is formed under the laws of the United States or any state of the United States or the District of Columbia.

“Drilling Expense Commitments” means with respect to any Asset Sale of properties used or useful in the Oil and Gas Business by the Company or any of its Restricted Subsidiaries where the Company or such Restricted Subsidiary retains an interest in such property, the amount of the costs and expenses of the Company or such Restricted Subsidiary related to the exploration, development, completion or production of such properties and activities related thereto which the transferee (or an Affiliate thereof) agrees to pay.

“DTC” means The Depository Trust Company and any successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the date of the indenture of Capital Stock (other than Disqualified Capital Stock) of the Company or any contribution to the capital of the Company in respect of Capital Stock (other than Disqualified Capital Stock) of the Company, other than issuances to any Subsidiary of the Company.

“Escrow Release Date” means August 14, 2018.

“Event of Default” has the meaning set forth above under the caption “Events of Default.”

“Exchanged Properties” means properties or assets used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties or assets.

“Fair Market Value” means with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property equal to or in excess of $25.0 million shall be determined by the Board of Directors of the Company acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors delivered to the Trustee, and any lesser Fair Market Value may be determined by an officer of the Company acting in good faith.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP.

“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, “guarantee” has a corresponding meaning.

“Holder” means a Person in whose name a note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, without duplication:

(1)     all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred and reserves established in the ordinary course of business) and all liabilities of such Person incurred in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the Issue Date or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2)     all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(3)     all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising and reserves established in the ordinary course of business;

(4)     all Capitalized Lease Obligations of such Person;

(5)     the Attributable Indebtedness (in excess of any related Capitalized Lease Obligations) related to any Sale/Leaseback Transaction of such Person;

(6)     all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured);

(7)     all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment);

(8)     all obligations of such Person under or in respect of currency exchange contracts, oil and natural gas price hedging arrangements and Interest Rate Protection Obligations; and

(9)     all Disqualified Capital Stock of such Person;

Notwithstanding the foregoing, “Indebtedness” shall not include:

(a)     asset-retirement obligations or obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days;

(b)     except as provided in clause (7) above, Dollar-Denominated Production Payments and Volumetric Production Payments;

(c)     any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or natural gas property;

(d)     any repayment or reimbursement obligation of such Person or any of its Restricted Subsidiaries with respect to Customary Recourse Exceptions, unless and until an event or circumstance occurs that triggers the Person’s or such Restricted Subsidiary’s direct repayment or reimbursement obligation (as opposed to contingent or performance obligations) to the lender or other Person to whom such obligation is actually owed, in which case the amount of such direct payment or reimbursement obligation shall constitute Indebtedness; and

(e)     indebtedness, the proceeds of which are funded into an escrow or other trust arrangement pending the satisfaction of one or more conditions, unless and until such proceeds are released to or on behalf of the Company or any Restricted Subsidiary of the Company.

Notwithstanding the foregoing, Indebtedness shall not include any indebtedness that has been defeased or discharged in accordance with GAAP or defeased or discharged pursuant to the irrevocable deposit of cash, U.S. government obligations and Cash Equivalents (sufficient to satisfy all obligations relating thereto at maturity or redemption, as applicable) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, in accordance with the terms of the instruments governing such indebtedness.

“Interest Rate Protection Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person’s and any of its Subsidiaries exposure to fluctuations in interest rates.

“Investment” means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by such Person to (by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an “Investment” made by the Company in such Unrestricted Subsidiary at such time. “Investments” shall exclude (1) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (2) Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any Indebtedness incurred in compliance with the “Limitation on Indebtedness and Disqualified Capital Stock” covenant, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate and (3) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of. The amount of an Investment will be the original cost of such Investment reduced by any subsequent dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Restricted Subsidiary in respect of such Investment.

“Issue Date” means August 3, 2018.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Liquid Securities” means any securities, notes or other obligations received by the Company or any Restricted Subsidiary in an Asset Sale that are converted into cash or Cash Equivalents within 180 days following the date of receipt of such securities, notes or other obligations. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the indenture described under “—Material Covenants—Limitation on Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Sale or Sale/Leaseback Transaction means cash proceeds received therefrom (including (1) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and (2) the Fair Market Value of Liquid Securities and Cash Equivalents, but excluding (a) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or property that is the subject of such Asset Sale or Sale/Leaseback Transaction and (b) except to the extent subsequently converted to cash, Cash Equivalents or Liquid Securities within 240 days after such Asset Sale or Sale/Leaseback Transaction, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (1) and (2)), in each case net of (i) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale/Leaseback Transaction, (ii) all payments made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale or Sale/Leaseback Transaction) which is secured by any assets subject to such Asset Sale or Sale/Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale/Leaseback Transaction, provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale/Leaseback Transaction and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale/Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale/Leaseback Transaction; provided that if any consideration for an Asset Sale or Sale/Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow.

“Net Cash Proceeds” with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Working Capital” means (1) all current assets of the Company and its Restricted Subsidiaries, less (2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in consolidated financial statements of the Company prepared in accordance with GAAP.

“Non-Recourse Indebtedness” means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness, or (b) is directly or indirectly liable for such Indebtedness, in each case except for Customary Recourse Exceptions, and (ii) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Note Register” means the register maintained by or for the Company in which the Company shall provide for the registration of the notes and the transfer of the notes.

“Notes Obligations” means all Obligations under the indenture, the notes, the Subsidiary Guarantees in respect thereof, the Registration Rights Agreement, the Exchange Notes and the Subsidiary Guarantees in respect thereof.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, payments with respect to any letters of credit, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Oil and Gas Business” means (i) the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties (including water), (iii) any business relating to or arising from exploration for or development, production, treatment, processing, storage, refining, transportation or marketing of oil, gas and other minerals and products produced in association therewith, and (iv) any activity necessary, appropriate or incidental to the activities described in the foregoing clauses (i) through (iii) of this definition.

“Permitted Acquisition Indebtedness” means Indebtedness (including Disqualified Capital Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

(1)     of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

(2)     of a Person that was merged, consolidated or amalgamated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger, consolidation or amalgamation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged, consolidated and amalgamated with or into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a)     the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test described under “—Material Covenants—Limitation on Indebtedness and Disqualified Capital Stock,” or

(b)     the Consolidated Fixed Charge Coverage Ratio for the Company would be not less than the Consolidated Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)     ownership of oil, natural gas, other related hydrocarbon, water and mineral properties or any interest therein or gathering, transportation, processing, treating, storage, disposal or related systems; and

(2)     the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation, disposal or exchange of oil and natural gas and related hydrocarbons, water and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), limited liability company agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly-traded limited partnerships.

“Permitted Holders” means, collectively, (1) Arkoma Drilling, L.P., Williston Drilling, L.P. and each of their respective Affiliates (but not, however, any operating company in the Oil and Gas Business thereof), (2) Jerral W. Jones, (3) any family member, heir or estate of the foregoing, (4) any trust directly or indirectly controlled by or for the benefit of any of the foregoing, and (5) any other Persons directly or indirectly controlled by any of the foregoing (but not, however, any operating company in the Oil and Gas Business thereof).

“Permitted Investments” means any of the following:

(1)     Investments in Cash Equivalents;

(2)     Investments in property, plant and equipment used in the ordinary course of business;

(3)     Investments in the Company or any of its Restricted Subsidiaries;

(4)     Investments by the Company or any of its Restricted Subsidiaries in another Person, if (a) as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, the Company or a Restricted Subsidiary and (b) such other Person is primarily engaged in the Oil and Gas Business;

(5)     Permitted Business Investments;

(6)     entry into any hedging arrangements in the ordinary course of business for the purpose of protecting the Company’s or any Restricted Subsidiary’s production, purchases and resales against fluctuations in oil or natural gas prices;

(7)     entry into any currency exchange contract in the ordinary course of business;

(8)     Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the

Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

(9)     guarantees of Indebtedness, which guarantees are permitted under the “Limitation on Indebtedness and Disqualified Capital Stock” covenant;

(10)     Investments in accounts receivable, prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties and endorsements for collection or deposit arising in the ordinary course of business;

(11)     advances, deposits and prepayments for purchases of any assets where the consummation itself would not constitute an Investment;

(12)     any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(13)      Investments arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary in accordance with the indenture;

(14)     Investments in Unrestricted Subsidiaries or joint ventures in an aggregate amount not to exceed at any one time outstanding $15.0 million; and

(15)     other Investments, in an aggregate amount not to exceed at any one time outstanding the greater of (a) $25.0 million and (b) 2.5% of Adjusted Consolidated Net Tangible Assets.

“Permitted Liens” means the following types of Liens:

(1)     Liens on assets of the Company or any Subsidiary Guarantor securing Indebtedness and other Obligations under Credit Facilities that were incurred pursuant to clause (1) of the definition of “Permitted Indebtedness”;

(2)     Liens existing as of the Escrow Release Date (other than Liens referred to in the foregoing clause (1));

(3)     Liens securing the notes or the Subsidiary Guarantees;

(4)     Liens in favor of the Company or any Restricted Subsidiary;

(5)     Liens for taxes, assessments and governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(6)     statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(7)     Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money but including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, Federal or foreign lands or waters);

(8)     judgment and attachment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

(9)     easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(10)     any interest or title of a lessor under any capitalized lease or operating lease;

(11)      (x) Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (5) of the definition of Permitted Indebtedness and (y) other purchase money Liens so long as the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the property or assets so acquired; provided that, in each case, (a) the related Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired, leased, constructed, installed, repaired, replaced or improved and any proceeds therefrom and (b) the Liens securing such Indebtedness shall be created within 90 days of such acquisition, lease, construction, installation, repair, replacement or improvement;

(12)     Liens securing obligations under hedging agreements that the Company or any Restricted Subsidiary enters into in the ordinary course of business for the purpose of protecting its production, purchases and resales against fluctuations in oil or natural gas prices;

(13)     Liens upon specific items of inventory or other goods of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(14)     Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

(15)     Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

(16)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(17)     Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under the indenture;

(18)     Liens (other than Liens securing Indebtedness) on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of business for the exploration, drilling, development or operation thereof;

(19)     Liens on pipeline or pipeline facilities which arise by operation of law;

(20)     Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements which are customary in the Oil and Gas Business;

(21)     Liens reserved in oil and gas mineral leases for bonus or rental payments or for compliance with the terms of such leases;

(22)     Liens constituting survey exceptions, encumbrances, easements, or reservations of, or rights to others for, rights-of-way, zoning or other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, were not incurred or created to secure the payment of borrowed money or the deferred purchase price of property, assets or services, and in the aggregate do not materially adversely affect the value of properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties and assets for the purposes for which such properties and assets are held by the Company or any Restricted Subsidiaries;

(23)     Liens securing Non-Recourse Indebtedness; provided that the related Non-Recourse Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets acquired (including, without limitation, those acquired indirectly through the acquisition of stock or other ownership interests) by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness;

(24)     Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary; provided that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property;

(25)     Liens on cash, Cash Equivalents or other property deposited in trust arising in connection with the defeasance, discharge or redemption of Indebtedness of the Company or any of its Restricted Subsidiaries or contained in an escrow account subject to customary escrow arrangements;

(26)     additional Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed at any one time outstanding the greater of (a) $50.0 million or (b) 4% of Adjusted Consolidated Net Tangible Assets; and

(27)     Liens to secure any Permitted Refinancing Indebtedness incurred to renew, refinance, refund, replace, amend, defease or discharge, as a whole or in part, Indebtedness that was previously so secured (other than any Indebtedness previously so secured pursuant to clause (1) or (26) above); provided that (a) the new Liens shall be limited to all or part of the same property and assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced and (b) the new Liens have no greater priority relative to the notes and the Subsidiary Guarantees.

Notwithstanding anything in clauses (1) through (28) of this definition, the term “Permitted Liens” does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 30 days after, the acquisition of the properties or assets that are subject thereto.

“Permitted Refinancing Indebtedness” means Indebtedness of the Company or a Restricted Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer or Asset Sale Offer) outstanding Indebtedness of the Company or any Restricted Subsidiary; provided that (1) if the Indebtedness (including the notes) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the notes or the Subsidiary Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (2) such Indebtedness has a Stated Maturity for its final scheduled principal payment that is no earlier than the Stated Maturity for the final scheduled principal payment of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (3) if the Company or a Subsidiary Guarantor is the issuer of, or otherwise an obligor in respect of, the Indebtedness being renewed, extended refinanced, refunded or repurchased, such Permitted Refinancing Indebtedness is not incurred by any Restricted Subsidiary that is not the Company or a Subsidiary Guarantor and (4) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of any premium required to be paid in connection with such renewal, extension or refinancing, refunding or repurchase pursuant to the terms of the Indebtedness being renewed, extended, refinanced, refunded or repurchased or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, extension, refinancing, refunding or repurchase, plus the amount of reasonable fees and expenses incurred by the Company or such Restricted Subsidiary in connection therewith.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Proved Reserves” means crude oil and natural gas reserves (including natural gas liquids) constituting ‘‘proved oil and gas reserves’’ as defined in Rule 4-10 of Regulation S-X of the Securities Act.

“Purchase Agreement” means, with respect to the notes, the purchase agreement in respect of the notes, dated as of July 20, 2018, by and between the Escrow Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

“Registration Rights Agreement” means, with respect to the notes, the registration rights agreement in respect of the notes, dated as of the Issue Date, by and between the Escrow Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers; as amended by the Joinder to the Registration Rights Agreement dated August 14, 2018 of the Company and the Subsidiary Guarantors.

“Restricted Investment” means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of “Unrestricted Subsidiary” and (ii) any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the Escrow Release Date, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the indenture.

“RP Start Date” means the first day of the fiscal quarter during which the Escrow Release Date occurs.

“S&P” means S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means, with respect to the Company or any of its Restricted Subsidiaries, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any principal property, whereby such property has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such Person.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Indebtedness” means any Indebtedness of the Company or a Restricted Subsidiary (whether outstanding on the date hereof or hereinafter incurred), unless such Indebtedness is Subordinated Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor which is expressly subordinated in right of payment to the notes or the Subsidiary Guarantees, as the case may be.

“Subsidiary” means, with respect to any Person:

(1)     any corporation, limited liability company, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)     any partnership of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of general, special or limited partnership interests or otherwise, or (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantee” means any guarantee of the notes by any Subsidiary Guarantor in accordance with the provisions described under “—Subsidiary Guarantees” and “—Material Covenants—Future Subsidiary Guarantees.”

“Subsidiary Guarantor” means (1) Comstock Oil & Gas, LP, (2) Comstock Oil & Gas—Louisiana, LLC, (3) Comstock Oil & Gas GP, LLC, (4) Comstock Oil & Gas Investments, LLC, (5) Comstock Oil & Gas Holdings, Inc., (6) each of the Company’s other Restricted Subsidiaries, if any, executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the indenture and (7) any Person that becomes a successor guarantor of the notes in compliance with the provisions described under “—Subsidiary Guarantees” and “—Material Covenants—Future Subsidiary Guarantees.”

“Transactions” has the meaning provided in the offering memorandum of the Company dated July 20, 2018.

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to August 15, 2021; provided, however, that if the period from the redemption date to August 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company shall (1) calculate the Treasury Rate as of the second Business Day preceding the applicable redemption date and (2) prior to such redemption date file with the Trustee an officers’ certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation in reasonable detail.

“U.S. Government Obligations” means securities that are:

(1)     direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)     obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that the Subsidiary to be so designated and each Subsidiary of such Subsidiary:

(1)     has no Indebtedness other than Non-Recourse Indebtedness;

(2)     is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)     is a Person with respect to which neither the Company nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to guaranty any Indebtedness of such Person, (b) to subscribe for additional Equity Interests or (c) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, in each case, other than Customary Recourse Exceptions; and

(4)     has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of the Restricted Subsidiaries.

“Volumetric Production Payments” means production payment obligations of the Company or a Restricted Subsidiary recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the managing membership interest or the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person, as applicable.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary of the Company to the extent (1) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than directors’ qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (2) such Restricted Subsidiary does substantially all of its business in one or more foreign jurisdictions and is required by the applicable laws and regulations of any such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction; provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax considerations of the exchange of outstanding Old Notes for Exchange Notes in the exchange offer. It is not a complete analysis of all the potential tax considerations relating to the exchange of outstanding Old Notes for Exchange Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, and administrative and judicial interpretations, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal income tax consequences described herein.

The tax treatment of a holder of notes may vary depending on the holder’s particular situation. This discussion is limited to the U.S. federal income tax consequences applicable to holders that purchased their Old Notes from us in the initial offering and at the initial offering price for cash and who held the Old Notes, and will hold the Exchange Notes, as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This discussion does not address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules under U.S. federal income tax laws including, but not limited to, banks, insurance companies, or other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, United States holders whose functional currency is not the United States dollar, persons that will hold the Exchange Notes as a position in a hedging transaction, straddle, conversion transaction or other integrated transactions or risk reduction transaction, persons deemed to sell the Exchange Notes under the constructive sale provisions of the Code, persons that will hold the Exchange Notes in an individual retirement account, 401(k) plan or similar tax-favored account, or entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities, or investors in such entities. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or any non-income tax consequences of the exchange of Old Notes for Exchange Notes.

The exchange of Old Notes for Exchange Notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. Rather, the Exchange Notes received by a holder will be treated for U.S. federal income tax purposes as a continuation of the corresponding Old Notes such holder surrendered in the exchange offer. Consequently, (1) holders of Old Notes should not recognize gain or loss upon the receipt of Exchange Notes in the exchange offer, (2) a holder’s basis in the Exchange Notes received in the exchange offer should be the same as such holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and (3) a holder’s holding period in the Exchange Notes should include such holder’s holding period in the Old Notes surrendered in exchange therefor. A holder who does not exchange an Old Note for an Exchange Note pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

This discussion of certain material United States Federal Income Tax Considerations is for general information only and may not be applicable depending upon a holder’s particular situation. Holders of Old Notes considering the exchange offer are urged to consult their own tax advisors with respect to the tax consequences to them of exchanging Old Notes for Exchange Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in United States or other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities provided that such broker-dealer notifies the Company to that effect by so indicating on the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any Exchange Notes. Any broker-dealer that receives Exchange Notes in exchange for Old Notes acquired for its own account as a result of market-making activities or other trading activities, and resells such Exchange Notes, and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that reasonably requests such documents. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the guarantees will be passed upon for us by Locke Lord LLP, Dallas, Texas.  In rendering its opinion, Locke Lord LLP will rely on the opinion of Woodburn & Wedge, Reno, Nevada, as to all matters governed by the laws of the State of Nevada.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of our internal control over financial reporting as of December 31, 2018, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

The statements of assets acquired and liabilities assumed and revenues and direct operating expenses of the Bakken Shale Properties for the year ended December 31, 2017 included in Comstock Resources, Inc.'s Current Report on Form 8-K/A dated October 30, 2018, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon, and incorporated herein by reference. Such statements of assets acquired and liabilities assumed and revenues and direct operating expenses are incorporated herein by reference in reliance on such reports given on the authority of such firm as experts in accounting and auditing.

Certain estimates of our oil and natural gas reserves and related information included in this prospectus have been derived from engineering reports prepared by Lee Keeling & Associates as of December 31, 2018, and all such information has been so included on the authority of such firm as an expert regarding the matters contained in its reports.

exchange agent

We have appointed D.F. King & Co., Inc. as exchange agent and information agent in connection with the exchange offer.  Holders should address questions and requests for assistance as follows:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers call:  (212) 269-5550

Call Toll Free: (800) 515-4479

E-mail: crk@dfking.com

For Confirmation:   (212) 269-5552

Attn: Andrew Beck

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Article VI, “Indemnification of Directors, Officers, Employees and Agents,” of the Company’s Amended and Restated Bylaws provides as follows with respect to indemnification of the Company’s directors, officers, employees and agents:

Section 1. To the fullest extent allowed by Nevada law, any director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(a)	an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b)	the payment of dividends in violation of N.R.S. 78.300.

Section 2. The Company shall indemnify each director, officer, employee and agent, now or hereafter serving the Company, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Company’s request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Company. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Company shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Company; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Company in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Company, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

Section 3. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee, representative or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in these Bylaws.

Section 4. The Company may indemnify each person, though he is not or was not a director, officer, employee or agent of the Company, who served at the request of the Company on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Company.

Section 5. The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 6. The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and persons described in Section 4 of this Article above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status, as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Bylaws.

Item 21.	Exhibits.

The following exhibits are filed herewith or are incorporated herein by reference to other filings of the Registrant.

Exhibit Number	Description

3.1	Second Amended and Restated Articles of Incorporation of Comstock Resources, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 15, 2018).

3.2	Amended and Restated Bylaws of Comstock Resources, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 21, 2014).

3.3	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 22, 2018).

4.1

Indenture dated as of August 3, 2018, by and between Comstock Escrow Corporation, as issuer, and American Stock Transfer & Trust Company LLC, as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated August 6, 2018).

4.2

First Supplemental Indenture dated August 14, 2018 among the Company, the Guarantors and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K dated August 15, 2018).

5.1*	Opinion of Locke Lord LLP.

5.2*	Opinion of Woodburn and Wedge.

10.1

Registration Rights Agreement, dated as of August 3, 2018, by and between Comstock Escrow Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated August 6, 2018).

10.2

Joinder Agreement to the Registration Rights Agreement dated August 14, 2018 of the Company, Comstock Oil & Gas, LP, Comstock Oil & Gas - Louisiana, LLC, Comstock Oil and Gas GP, LLC, Comstock Oil & Gas Investments, LLC, and Comstock Oil & Gas Holdings, Inc. (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K dated August 15, 2018).

21	Subsidiaries of the Company (incorporated by reference to Exhibit 21 to our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 1, 2019).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Ernst & Young LLP.

23.3*	Consent of Independent Petroleum Engineers.

23.4*	Consent of Locke Lord LLP (included in the opinion filed as Exhibit 5.1).

23.5*	Consent of Woodburn & Wedge (included in the opinion filed as Exhibit 5.2).

24	Power of Attorney (included in Part II as a part of the signature page of this Registration Statement).

25*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of American Stock Transfer & Trust Company, LLC.

99*	Form of Letter of Transmittal.

 *Filed herewith.

Item 22.	Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrants hereby undertake to supply by means of a post‑effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post‑effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post‑effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post‑effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12, 2019.

COMSTOCK RESOURCES, INC.

By:	/s/M. Jay Allison
M. Jay Allison
Chief Executive Officer
(Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns

/s/ Elizabeth B. Davis	Director	March 12, 2019
Elizabeth B. Davis

/s/ Morris E. Foster	Director	March 12, 2019
Morris E. Foster

/s/ Jim L. Turner	Director	March 12, 2019
Jim L. Turner

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12, 2019.

COMSTOCK OIL & GAS, LP

By:	Comstock Oil and Gas GP, LLC, general partner

	By:	/s/ M. JAY ALLISON
M. Jay Allison Manager (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Manager of General Partner (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	Manager of General Partner (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12, 2019.

COMSTOCK OIL & GAS – LOUISIANA, LLC

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Manager (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	President, Chief Financial Officer, Secretary and Manager (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12,2019.

COMSTOCK OIL & GAS GP, LLC

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Manager (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	Manager (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12, 2019.

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Manager (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	President, Chief Financial Officer, Secretary and Manager (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on March 12, 2019.

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	/s/ M. JAY ALLISON
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints M. Jay Allison and Roland O. Burns, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ M. Jay Allison	Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2019
M. Jay Allison

/s/ Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	March 12, 2019
Roland O. Burns